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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PACIRA BIOSCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PACIRA BIOSCIENCES, INC.
5 Sylvan Way, Suite 300
Parsippany, New Jersey 07054

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 8, 2020

You are cordially invited to the Pacira BioSciences, Inc. 2020 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Monday, June 8, 2020, at 2:00 p.m. Eastern Time. The Annual Meeting will be held entirely online live via audio webcast due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our directors, employees, stockholders, and other stakeholders. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/PCRX2020, where you will be able to listen to the Annual Meeting live, submit questions, and vote. We plan to resume holding an in-person meeting in 2021. Only stockholders of record at the close of business on April 15, 2020 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. At the Annual Meeting, the stockholders will be asked to:

  1.
  elect four Class III directors to our board of directors to serve until the 2023 Annual Meeting of Stockholders (Proposal 1);

  2.
  ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 2);

  3.
  approve, on an advisory basis, the compensation of our named executive officers (Proposal 3); and

  4.
  transact any other business properly brought before the Annual Meeting.

You can find more information, including the nominees for directors and details regarding our independent registered public accounting firm and executive compensation in the attached proxy statement.

The list of stockholders entitled to vote at the Annual Meeting will be available for examination electronically by stockholders for any purpose germane to the Annual Meeting, upon request, for the 10 days prior to the Annual Meeting by contacting our Secretary via email at Kristen.Williams@pacira.com. The list of stockholders will also be available during the Annual Meeting through the Annual Meeting website for those stockholders who choose to attend.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2020. This proxy statement and our 2019 annual report to stockholders are available at www.proxyvote.com.

The accompanying Notice of Internet Availability of Proxy Materials (the "Notice") describes these matters. We have elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. Our proxy materials are available at www.proxyvote.com. We have sent the Notice to each of our stockholders, providing instructions on how to access our proxy materials and our 2019 Annual Report on the Internet. Please read the enclosed information carefully before submitting your proxy.

By Order of the Board of Directors,
/s/ KRISTEN WILLIAMS Kristen Williams Chief Administrative Officer and Secretary
Parsippany, New Jersey April 24, 2020

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE EXECUTE YOUR VOTE PROMPTLY BY FOLLOWING THE INSTRUCTIONS DESCRIBED IN THE PROXY STATEMENT IN THE SECTION ENTITLED "INFORMATION ABOUT THE ANNUAL MEETING AND VOTING — HOW DO I VOTE?". THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU EXECUTE YOUR VOTE PRIOR TO THE ANNUAL MEETING AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES ONLINE, YOU MAY STILL DO SO. YOU MAY VOTE YOUR SHARES ONLINE, AND SUBMIT YOUR QUESTIONS DURING, THE ANNUAL MEETING. INSTRUCTIONS ON HOW TO VOTE WHILE PARTICIPATING AT THE ANNUAL MEETING LIVE VIA THE INTERNET ARE POSTED AT WWW.VIRTUALSHAREHOLDERMEETING.COM/PCRX2020 AND CAN BE FOUND IN THE PROXY STATEMENT IN THE SECTION ENTITLED "INFORMATION ABOUT THE ANNUAL MEETING AND VOTING — HOW CAN I ATTEND AND VOTE AT THE ANNUAL MEETING?". YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

2020 PROXY STATEMENT — SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. You should read the entire proxy statement carefully before voting.

GENERAL INFORMATION

Meeting: 2020 Annual Meeting of Stockholders

Date: Monday, June 8, 2020

Time: 2:00 p.m., Eastern Time

Location: www.virtualshareholdermeeting.com/PCRX2020

Record Date: April 15, 2020

Record Date Shares Outstanding: 42,116,795 shares

Stock Symbol: PCRX

Exchange: Nasdaq Global Select Market

Transfer Agent: Computershare Trust Company, N.A.

Website: www.pacira.com

EXECUTIVE COMPENSATION HIGHLIGHTS

Say-on-Pay Vote: We hold an annual say-on-pay vote. Approximately 94% of the votes cast at the 2019 annual meeting of stockholders approved, on an advisory basis, the compensation of our named executive officers.

2019 Compensation Highlights:

•

Total cash compensation of our executive officers targets the 50th percentile of our peer group and total equity compensation of our executive officers targets the 50th to 75th percentile of our peer group, achieved with a mix of annual incentive cash compensation and longer-term equity awards.

•

Equity was awarded as approximately 75% stock options and 25% restricted stock units to further align executives with the interests of stockholders.

ANNUAL MEETING AGENDA (Board Recommendation)

•

Election of Four Class III Directors ("FOR")

•

Ratification of Appointment of KPMG LLP as our Independent Registered Public Accounting Firm ("FOR")

•

Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers ("FOR")

CORPORATE GOVERNANCE HIGHLIGHTS

•

Independent Compensation Committee. The compensation committee, comprised solely of independent directors, approves all compensation for our named executive officers.

•

Independent Compensation Consultant. The compensation committee retains an independent compensation consultant.

2019 BUSINESS HIGHLIGHTS

•

Total revenue increased 25% in 2019, as compared to 2018, driven by EXPAREL® (bupivacaine liposome injectable suspension) net product sales of $407.9 million and iovera°® net product sales of $7.9 million.

•

In January 2019, we announced that our Phase 4 study of EXPAREL in patients undergoing Cesarean section (C-section) achieved its primary endpoint with a statistically significant reduction in total postsurgical opioid consumption while maintaining pain scores through 72 hours (p<0.05). The full study results will be submitted for publication in peer-reviewed medical literature.

•

In February 2019, we received United States Food and Drug Administration approval for our supplemental New Drug Application to extend the shelf life of EXPAREL from 12 months to 24 months.

•

In February 2019, commercial production of EXPAREL began at a custom suite in Swindon, England, created under our partnership with Thermo Fisher Scientific Pharma Services (formerly Patheon UK Limited). This first suite mirrors our existing facility at the Pacira Science Center Campus in San Diego, California, and is expected to double our manufacturing capacity.

•

In April 2019, we acquired MyoScience, Inc., a privately-held medical technology company, and added the iovera° system, a non-opioid handheld cryoanalgesia device used to alleviate pain, to our commercial offering.

•

In December 2019, we announced positive results from our Phase 3 PLAY study of EXPAREL administered as a single-dose infiltration in pediatric patients undergoing spinal or cardiac surgeries, which will provide the foundation for our sNDA submission in the first half of 2020 to the FDA seeking expansion of the EXPAREL label to include children aged six and over.

•

Annual Say-on-Pay Vote. We hold annual advisory say-on-pay votes to approve executive compensation.

•

No Excise Tax Gross-ups. We do not provide our management with "excise tax gross-ups" in the event of a change of control.

•

Reasonable "Double Trigger" Change of Control Benefits. We offer named executive officers a reasonable change of control severance package triggered upon a change of control followed by termination of the executive without cause or resignation for good reason.

•

No Enhanced Benefit Programs. We do not provide our management with pensions or any other enhanced benefit programs beyond those that are typically available to all other employees.

•

Limited Perquisites. Our management receives minimal perquisites.

•

No Hedging or Pledging. We do not allow our management or directors to engage in hedging transactions in our stock or to pledge our stock.

•

No Option Repricing. We are not permitted to reprice stock options without stockholder approval.

•

No Evergreen Provisions. Our equity compensation plans do not contain any "evergreen" provisions to increase shares available for issuance as equity awards.

PROXY STATEMENT

Page
Information About the Annual Meeting and Voting	2
Proposal No. 1 — Election of Class I Directors	8
Executive Officers	13
Corporate Governance	15
Director Nomination Process	15
Majority Vote Director Resignation Policy	15
Director Independence	16
Board Committees	16
Board and Committee Meetings Attendance	19
Director Attendance at Annual Meeting of Stockholders	19
Code of Business Conduct and Ethics	19
Board Leadership Structure and Board's Role in Risk Oversight	19
Anti-Hedging and Anti-Pledging Policy	20
Opioid Reduction Mission	21
Communication with the Board	21
Director Compensation	22
Non-Employee Director Compensation Policy	22
Director Compensation	23
Proposal No. 2 — Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm For the Fiscal Year Ending December 31, 2020	24
Report of the Audit Committee	26
Executive Compensation	27
Compensation Discussion and Analysis	27
Compensation Committee Report	38
Compensation Tables	39
Summary Compensation Table	39
Grants of Plan-Based Awards Table	39
Outstanding Equity Awards at Fiscal Year-End Table	40
Option Exercises and Stock Vested Table	41
Employment Agreements, Severance and Change of Control Arrangements	41
CEO Pay Ratio	44
Proposal No. 3 — Advisory Vote to Approve the Compensation of our Named Executive Officers	45
Related Person Transactions	47
Principal Stockholders	49
Householding	52
Stockholder Proposals	52
Other Matters	52

PACIRA BIOSCIENCES, INC.
5 Sylvan Way, Suite 300
Parsippany, New Jersey 07054
(973) 254-3560

PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2020

This proxy statement contains information about the 2020 Annual Meeting of Stockholders of Pacira BioSciences, Inc. (the "Annual Meeting") to be held on Monday, June 8, 2020, at 2:00 p.m. Eastern Time, online at www.virtualshareholdermeeting.com/PCRX2020, or at any postponement or adjournment thereof. The Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PCRX2020 and entering your 16-digit control number included in your Notice (as defined below), on your proxy card or on the instructions that accompanied your proxy materials. This proxy statement is furnished to stockholders of Pacira BioSciences, Inc. in connection with the solicitation of proxies by our board of directors (the "board"). In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of "Pacira," the "Company," "our," "we" or "us" refers to Pacira BioSciences, Inc. and its subsidiaries. Our proxy materials will first be made available to stockholders on or about April 24, 2020.

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof. Stockholders will have the ability to access the proxy materials at www.proxyvote.com or request to receive a printed set of the proxy materials by mail or an electronic set of materials by email. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe these rules allow us to provide our stockholders with the information they need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2020. This proxy statement and our 2019 annual report to stockholders are available at www.proxyvote.com.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board with respect to each of the matters set forth in the accompanying Notice.

PACIRA BIOSCIENCES, INC.   |  2020 PROXY STATEMENT   |  1

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

PURPOSE OF THE ANNUAL MEETING

At the Annual Meeting, our stockholders will consider and vote on the following matters:

  1.
  to elect four Class III directors to our board to serve until the 2023 Annual Meeting of Stockholders (Proposal 1);

  2.
  to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 2);

  3.
  to approve, on an advisory basis, the compensation of our named executive officers (Proposal 3); and

  4.
  to transact any other business properly brought before the Annual Meeting.

As of the date of this proxy statement, we are not aware of any business to come before the Annual Meeting other than Proposals 1 through 3, noted above.

WHO CAN ATTEND THE ANNUAL MEETING?

Only stockholders of record at the close of business on the record date of April 15, 2020 are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of the close of business on April 15, 2020, there were 42,116,795 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in "street name," you should contact your broker, bank, trustee or other nominee or custodian to obtain your 16-digit control number or otherwise vote through the broker, bank, trustee or other nominee or custodian. The Annual Meeting webcast will begin promptly at 2:00 p.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 1:45 p.m. Eastern Time and you should allow ample time for the check-in procedures.

WHAT IS THE DIFFERENCE BETWEEN BEING A "STOCKHOLDER OF RECORD" AND BEING A BENEFICIAL OWNER OF SHARES HELD IN "STREET NAME?"

        Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered a "stockholder of record" of those shares. In this case, the Notice has been sent to you directly by us.

        Beneficial Owners of Shares Held in Street Name. If your shares are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in "street name." In this case, the Notice has been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account.

PACIRA BIOSCIENCES, INC.   |  2020 PROXY STATEMENT   |  2

HOW DO I VOTE?

        Stockholders of Record. If you are a stockholder of record and the Notice was sent to you directly by us, you can vote your shares over the Internet or telephone by following the instructions on the Notice or, if you requested printed copies of our proxy materials, by Internet or telephone following the instructions on the printed proxy card you received or by mail by marking, signing, dating and mailing the printed proxy card you received in the postage-paid envelope provided. Your designation of a proxy is revocable by following the procedures outlined in this proxy statement. The method by which you vote will not limit your right to vote online at the Annual Meeting. If you receive hard copy materials and sign and return your proxy card without specifying choices, your shares will be voted as recommended by our board.

Telephone and Internet voting prior to the Annual Meeting for stockholders of record will be available up until 11:59 PM Eastern Time on June 7, 2020 and mailed proxy cards must be received prior to the start of the Annual Meeting in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting.

        Beneficial Owners of Shares Held in Street Name. If you hold your shares through a broker, bank, trust or other nominee or custodian in "street name," and the Notice was forwarded to you by your broker, bank, trustee or other nominee or custodian, you need to submit voting instructions to your broker, bank, trustee or other nominee or custodian in order to cast your vote. You may mark, sign, date and mail the accompanying voting instruction form in the postage-paid envelope provided. Your vote is revocable by following the procedures outlined in this proxy statement. Shares for which you are the beneficial owner but not the stockholder of record may be voted electronically during the Annual Meeting. If you wish to attend the Annual Meeting and vote online, you should contact your broker, bank, trustee or other nominee or custodian to obtain your 16-digit control number or otherwise vote through your broker, bank, trustee or other nominee or custodian.

The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in "street name" will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instructions card and any other materials that you receive from that organization.

HOW CAN I ATTEND AND VOTE AT THE ANNUAL MEETING?

This year's Annual Meeting will be held entirely online live via audio webcast due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our directors, employees, stockholders and other stakeholders. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/PCRX2020. If you were a stockholder as of the record date for the Annual Meeting, or you have your 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials, you can vote at the Annual Meeting.

A summary of the information you need to attend the Annual Meeting online is provided below:

  •
  To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

PACIRA BIOSCIENCES, INC.   |  2020 PROXY STATEMENT   |  3

  •
  The Annual Meeting webcast will begin promptly at 2:00 p.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin 1:45 p.m. Eastern Time and you should allow ample time for the check-in procedures.

  •
  The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

  •
  Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/PCRX2020.

  •
  Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/PCRX2020 on the day of the Annual Meeting.

  •
  If you want to submit your question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/PCRX2020, type your question into the "Ask a Question" field, and click "Submit."

  •
  Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to Annual Meeting matters and therefore will not be answered. Any questions pertinent to Annual Meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered on the "Investors — Corporate Governance" section of our corporate website, located at www.pacira.com. The questions and answers will be available as soon as practical after the Annual Meeting and will remain available until one week after posting.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in "street name," you should contact your broker, bank, trustee or other nominee or custodian to obtain your 16-digit control number or otherwise vote through the broker, bank, trustee or other nominee or custodian.

WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

WHAT ARE "BROKER NON-VOTES" AND HOW DO THEY AFFECT THE PROPOSALS?

A broker non-vote occurs when a broker, bank, trustee or other nominee or custodian holding shares for a beneficial owner in "street name" does not vote the shares on a proposal because the broker, bank, trustee or other nominee or custodian does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to "routine" items.

PACIRA BIOSCIENCES, INC.   |  2020 PROXY STATEMENT   |  4

If your shares are held by a broker on your behalf and you do not instruct the broker as to how to vote your shares on Proposals 1 and 3 the broker may not exercise discretion to vote for or against those proposals because each of these proposals are considered "non-routine" under applicable rules. With respect to Proposal 2, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Broker non-votes are not counted as votes in favor of or against any proposal.

WHAT CONSTITUTES A QUORUM AT THE ANNUAL MEETING?

A quorum of stockholders is necessary to hold a valid meeting. Our second amended and restated bylaws (our "Bylaws") provide that a quorum will exist if stockholders holding a majority of the outstanding shares of common stock are present at the Annual Meeting in person, including by means of remote communications, or by proxy. Abstentions and broker non-votes count as present for establishing a quorum, provided that the broker has voted on at least the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, but will not be counted as votes cast. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

WHAT VOTES ARE REQUIRED TO ELECT DIRECTORS AND TO APPROVE THE OTHER PROPOSALS IN THIS PROXY STATEMENT?

        Election of Directors. To be elected, director nominees must receive a plurality of the votes cast (the three nominees receiving the highest number of "FOR" votes cast will be elected). "WITHHOLD" votes and broker non-votes will have no effect on the outcome of Proposal 1. Cumulative voting is not permitted. See "Corporate Governance — Majority Vote Director Resignation Policy" below regarding director nominees who receive a greater number of votes "WITHHELD" than votes "FOR" their election.

        Ratification of Appointment of Auditor and Say on Pay. The affirmative vote of a majority of the shares of common stock present or represented by proxy and cast at the Annual Meeting ("FOR" or "AGAINST") is required to (a) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 2) and (b) approve, on an advisory basis, the compensation of our named executive officers (Proposal 3). Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of these proposals.

WHAT ARE THE RECOMMENDATIONS OF THE BOARD?

Our board recommends that you vote:

  •
  FOR the election of each of the four nominees to serve as Class III directors on our board, each for a three-year term;

  •
  FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

  •
  FOR the approval, on an advisory basis, of the compensation of our named executive officers.

PACIRA BIOSCIENCES, INC.   |  2020 PROXY STATEMENT   |  5

WHAT CAN I DO IF I CHANGE MY MIND AFTER I VOTE?

        Stockholder of Record. If you are a stockholder of record, you may revoke your proxy before the vote is taken at the Annual Meeting by:

  •
  submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the "How do I vote?" section above;

  •
  by attending the Annual Meeting online and voting by following the instructions at www.virtualshareholdermeeting.com/PCRX2020; or

  •
  by filing a written revocation with our Secretary.

        Beneficial Owners of Shares Held in Street Name. If your shares are held in "street name," you may submit new voting instructions by contacting your broker or other organization holding your account. You may also vote online at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, as described in the " — How do I vote?" section above.

Whether you are a stockholder of record or a beneficial owner of shares held in street name, your attendance at the Annual Meeting will not automatically revoke your proxy.

HOW WILL THE VOTES BE COUNTED?

A representative of Broadridge, our inspector of election, will tabulate and certify the votes.

WHO PAYS FOR THE COST TO SOLICIT PROXIES FOR THE ANNUAL MEETING?

We will bear all expenses incurred in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock. Our directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities. We may also elect to engage the services of a proxy solicitation firm to assist us in the solicitation of proxies, for which we would expect to pay customary fees and reimburse customary expenses.

WHY HOLD A VIRTUAL MEETING?

As part of our effort to maintain a safe and healthy environment for our directors, members of management, and stockholders who wish to attend the Annual Meeting, in light of the public health impact of the coronavirus outbreak (COVID-19), we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world. We plan to resume holding an in-person meeting in 2021.

HOW CAN I FIND THE RESULTS OF THE VOTING AFTER THE ANNUAL MEETING?

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Rleport on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PACIRA BIOSCIENCES, INC.   |  2020 PROXY STATEMENT   |  6

PROPOSAL NO. 1 — ELECTION OF CLASS I DIRECTORS

BOARD COMPOSITION

Our board currently consists of 10 members. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

In accordance with the terms of our amended and restated certificate of incorporation (as amended to date, our "Certificate of Incorporation") and our Bylaws, our board is divided into three classes: Class I, Class II and Class III, with each class serving staggered three-year terms. Each class is required to consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. The current members of the classes are divided as follows:

  •
  Class III: Christopher Christie, Yvonne Greenstreet, Gary Pace, and David Stack, and their term expires at the Annual Meeting.

  •
  Class I: Laura Brege, Mark Froimson and Mark Kronenfeld, and their term expires at the annual meeting of stockholders to be held in 2021.

  •
  Class II: Paul Hastings, John Longenecker, and Andreas Wicki, and their term expires at the annual meeting of stockholders to be held in 2022.

Our Certificate of Incorporation and our Bylaws provide that the authorized number of directors may be changed only by resolution of the board. Our Certificate of Incorporation and Bylaws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board, including a vacancy resulting from an enlargement of our board, may be filled only by vote of a majority of our directors then in office.

PACIRA BIOSCIENCES, INC.   |  2020 PROXY STATEMENT   |  7

NOMINEES FOR ELECTION AS CLASS III DIRECTORS FOR ELECTION TO A THREE-YEAR TERM EXPIRING AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS

Biographical information for our directors who were nominated by our nominating and corporate governance committee for re-election at the Annual Meeting is set forth below.

Christopher Christie Age 57 Director since September 2019	Governor Christie has served as a director since September 2019. He has been a Managing Member of Christie 55 Solutions, LLC ("Christie LLC"), a consulting firm that assists corporate, government and association clients with their business strategies and complex public policy and regulatory challenges at the state, federal and international levels, since March 2018. Previously, he was Governor of the State of New Jersey from January 2010 until January 2018. Governor Christie holds a B.A. in political science from the University of Delaware and earned his J.D. from Seton Hall University School of Law. Governor Christie is also a recipient of Honorary Doctoral degrees from Rutgers University, University of Delaware, Seton Hall University, Monmouth University and Centenary College.
We believe Governor Christie's qualifications to sit on our board include his significant experience as Governor of the State of New Jersey and his extensive expertise with government and regulatory affairs, leadership and public policy regarding anti-opioid matters.
Yvonne Greenstreet, MBChB Age 57 Director since March 2014
Dr. Greenstreet has served as a director since March 2014. Dr. Greenstreet has served as Executive Vice President and Chief Operating Officer of Alnylam Pharmaceuticals, a leading RNAi therapeutics company, since September 2016. Previously, Dr. Greenstreet served as the Senior Vice President and Head of Medicines Development at Pfizer Inc. ("Pfizer"), a multinational pharmaceutical company based in New York, from December 2010 to November 2013. Prior to joining Pfizer, Dr. Greenstreet worked at GlaxoSmithKline plc ("GSK"), a multinational pharmaceutical, biologics, vaccines and consumer healthcare company based in London, for 18 years, where she served in various positions, most recently as Senior Vice President and Chief of Strategy for Research and Development and as a member of GSK's corporate executive investment committee. Dr. Greenstreet currently serves on the advisory board of the Bill and Melinda Gates Foundation, and also currently serves on the board of directors of The American Funds. Dr. Greenstreet served on the board of directors of Moelis & Company (NYSE: MC) from February 2015 until December 2018. She trained as a physician and earned her medical degree from Leeds University in the United Kingdom and her M.B.A. from INSEAD, France.

We believe Dr. Greenstreet's qualifications to sit on our board include her significant experience in senior management roles at large pharmaceutical companies and her extensive expertise in drug development and commercialization.

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Gary Pace, Ph.D. Age 72 Director since June 2008	Dr. Pace has served as a director since June 2008. Dr. Pace has been a director of Simavita Ltd (ASX: SVA) since 2016, Antisense Therapeutics (ASX: ANP) since 2015 and Trovagene, Inc. (Nasdaq: TROV) since 2020 as well as a director of several private companies. He previously served on the board of Invitrocue (ASX: IVQ) from 2018 to 2019, ResMed Inc. (NYSE: RMD) from 1994 to 2018, Transition Therapeutics Inc. (CDNX:TTH) from 2002 to 2016 and QRxPharma Ltd. (ASX: QRX) from 2001 to 2013. Dr. Pace is a seasoned biopharmaceutical executive with over 40 years of experience in the industry. He has co-founded several early stage life science companies, where he built products from the laboratory to commercialization. Dr. Pace has contributed to the development of the biotechnology industry through honorary university appointments and industry and government committees. In 2003, he was awarded a Centenary Medal by the Australian Government "for service to Australian society in research and development" and was recognized as the 2011 Director of the Year (corporate governance) by the San Diego Directors Forum. Dr. Pace holds a B.Sc. (Hons I) from the University of New South Wales and a Ph.D. from the Massachusetts Institute of Technology where he was a Fulbright Fellow and General Foods Scholar.
We believe Dr. Pace's qualifications to sit on our board include his years of experience providing strategic advisory services to complex organizations, including as a public company director.
David Stack Age 69 Director since November 2007
Mr. Stack has served as our Chief Executive Officer and as a director since November 2007, and as President from November 2007 to October 2015. In June 2013, Mr. Stack was appointed as the Chairman of our board of directors. Mr. Stack was Managing Director of MPM Capital, a private equity firm, from 2005 through March 2017 and has been a Managing Partner of Stack Pharmaceuticals, Inc., a commercialization, marketing, and strategy firm, since 1998. From 2001 to 2004, he was President and Chief Executive Officer of The Medicines Company (Nasdaq: MDCO). Previously, Mr. Stack was President and General Manager at Innovex, Inc. He was Vice President, Business Development/Marketing at Immunomedics from 1993 until 1995. Prior to that, he was with Roche Laboratories in positions of increasing responsibility from 1981 until 1993, including Therapeutic World Leader in Infectious Disease and Director, Business Development and Planning, Infectious Disease, Oncology, and Virology. He currently serves as a member of the board of directors of Prognos AI and Amarin Corporation plc (Nasdaq: AMRN). He was a member of the boards of directors of Molecular Insight Pharmaceuticals, Inc. (Nasdaq: MIPI) from 2006 to 2010 and BioClinica, Inc. (Nasdaq: BIOC) from 1999 to 2010. Mr. Stack holds a B.S. in pharmacy from Albany College of Pharmacy and a B.S. in Biology from Siena College.

We believe Mr. Stack's qualifications to sit on our board include his extensive experience with pharmaceutical companies, his financial expertise and his years of experience providing strategic and financial advisory services to pharmaceutical and biotechnology organizations, including evaluating business strategy and commercial planning.

Proxies will be voted in favor of the nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as directors of Pacira if elected. However, if any of the nominees are unable to serve or for good cause will not serve as a director, the persons named in the proxy intend to vote in their discretion for one or more substitutes who will be designated by our board.

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RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS VOTING "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE.

DIRECTORS CONTINUING IN OFFICE

Biographical information for our directors continuing in office is set forth below.

CLASS I DIRECTORS (TERM EXPIRES AT 2021 ANNUAL MEETING OF STOCKHOLDERS)
Laura Brege Age 62 Director since June 2011
Ms. Brege has served as a director since June 2011. Since April 2018, Ms. Brege has served as Senior Advisor to BridgeBio Pharma, Inc. (Nasdaq: BBIO), a clinical-stage biopharmaceutical company focused on genetic diseases. From September 2015 to June 2018, Ms. Brege served as Managing Director of Cervantes Life Science Partners, LLC., a health care advisory and consulting company. From September 2012 to July 2015, Ms. Brege served as President and Chief Executive Officer of Nodality, Inc., a privately held biotechnology company focused on oncology and immunology. Previously, Ms. Brege held the roles of Chief Operating Officer, Executive Vice President, Chief Business Officer and Head of Corporate Affairs at Onyx Pharmaceuticals, Inc. ("Onyx"), a biopharmaceutical company that developed and marketed medicines for the treatment of cancer. Prior to joining Onyx in 2006, Ms. Brege was a General Partner at Red Rock Capital Management, a venture capital firm, and Senior Vice President and Chief Financial Officer at COR Therapeutics, Inc. Ms. Brege currently serves as a director of Acadia Pharmaceuticals Inc. (Nasdaq: ACAD), HLS Therapeutics, Inc. (TSX: HLS), Portola Pharmaceuticals, Inc. (Nasdaq: PTLA) and Mirum Pharmaceuticals, Inc. (Nasdaq: MIRM). She previously served as a member of the board of directors of Aratana Therapeutics, Inc. (Nasdaq: PETX) from February 2014 until March 2019 and Dynavax Technologies Corporation (Nasdaq: DVAX) from 2015 to 2020. Ms. Brege earned her undergraduate degree from Ohio University and has an M.B.A. from the University of Chicago.

We believe Ms. Brege's qualifications to sit on our board include her financial expertise and her extensive experience in the pharmaceutical and biotechnology industries, including as a public company director.
Mark I. Froimson, MD Age 59 Director since June 2017
Dr. Froimson has served as a director since June 2017. Dr. Froimson is currently a Principal at Riverside Health Advisors, a consulting company that provides strategic advice and services to health care executive leaders. Dr. Froimson served as the President of the American Association of Hip and Knee Surgeons from March 2017 to March 2018. Previously, he was the Executive Vice President and Chief Clinical Officer of Trinity Health, a major national non-profit Catholic healthcare system comprising 93 hospitals in 22 states. Prior to his executive leadership position at Trinity Health, Dr. Froimson was President and Chief Executive Officer of Euclid Hospital, a Cleveland Clinic Hospital. Dr. Froimson served as a staff surgeon in the Department of Orthopedic Surgery at the Cleveland Clinic for over 16 years, during which time he held a variety of leadership positions, including President of the professional staff, Vice Chair of the Orthopedic and Rheumatologic Institute, and member of the board of governors and board of trustees. Dr. Froimson received a B.S. in philosophy from Princeton University, an M.D. from Tulane University School of Medicine and an MBA from the Weatherhead School of Business at Case Western Reserve University.
We believe Dr. Froimson's qualifications to sit on our board include his clinical expertise and executive experience in the medical field.

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Mark A. Kronenfeld, M.D. Age 65 Director since June 2013	Dr. Kronenfeld has served as a director since June 2013. Dr. Kronenfeld has been the Vice Chairman of Anesthesiology at Maimonides Medical Center, a large tertiary care academic medical center in New York City, since March 2009, and has served as Medical Director of Perioperative Services for Maimonides Medical Center since January 2011. Dr. Kronenfeld is a Managing Partner of Anesthesia Associates of Boro Park, a private medical practice, and a Managing Partner of Strategic Medical Management Partners. In 2001, Dr. Kronenfeld founded Ridgemark Capital Management ("Ridgemark"), a healthcare-focused hedge fund that invested in public and private healthcare and biomedical companies. He served as the Managing Partner and Portfolio Manager of Ridgemark from April 2001 to December 2008. Dr. Kronenfeld has founded and/or managed various consulting and investment companies focused on healthcare and medical technologies and has served on and chaired multiple leadership committees for various hospitals and medical centers. Previously, Dr. Kronenfeld taught and practiced adult and pediatric cardiac anesthesia at New York University ("NYU") and was Chief of Cardiac Anesthesiology at Hackensack University Medical Center and President of GMS Anesthesia Associates, a private medical practice. Dr. Kronenfeld received his B.A. in Biology from SUNY Buffalo, his M.D. degree and completed his residency in Anesthesiology at the University of California, San Diego School of Medicine, and completed a fellowship in Cardiothoracic Anesthesiology at New York University Medical Center. While an Assistant Professor and Attending Cardiac Anesthesiologist at NYU, Dr. Kronenfeld received and completed a Kellogg-sponsored Fellowship in Heath Care Management for Future Leaders in Health Care at NYU's Graduate School of Management.
We believe Dr. Kronenfeld's qualifications to sit on our board include his significant leadership experience in the hospital setting and experience in conducting clinical trials.
CLASS II DIRECTORS (TERM EXPIRES AT 2022 ANNUAL MEETING OF STOCKHOLDERS)
Paul Hastings Age 60 Director since June 2011
Mr. Hastings has served as a director since June 2011 and as our Lead Director since June 2013. Mr. Hastings has served as President and Chief Executive Officer of Nkarta Therapeutics, Inc, since February 2018. Prior to that, Mr. Hastings served as the President and Chief Executive Officer and a member of the board of directors of OncoMed Pharmaceuticals, Inc. (Nasdaq: OMED) ("OncoMed"), a clinical development-stage biopharmaceutical company, from January 2006 until January 2018. In August 2013, he was elected Chairman of the board of directors of OncoMed. Prior to joining OncoMed, Mr. Hastings was President and Chief Executive Officer of QLT, Inc., a biotechnology company focused on the development and commercialization of ocular products. Before this role, Mr. Hastings served as President and Chief Executive Officer of Axys Pharmaceuticals, Inc. ("Axys"), which was acquired by Celera Corporation in 2001. Prior to Axys, Mr. Hastings was President of Chiron Biopharmaceuticals and also held a variety of management positions of increasing responsibility at Genzyme Corporation, including President of Genzyme Therapeutics Europe and President of Worldwide Therapeutics. Mr. Hastings was Chairman of the board of directors of Proteolix (sold to Onyx) and was a member of the board of directors of each of ViaCell Inc. (sold to Perkin Elmer) and Relypsa (sold to Galencia). Mr. Hastings currently serves as Chairman of the board of directors of Proteon Therapeutics, Inc. (Nasdaq: PRTO), a biopharmaceutical company, and is on the board of the California Life Sciences Association and also on the board of directors and executive committee of the Biotechnology Industry Organization. He received a Bachelor of Science degree in pharmacy from the University of Rhode Island.
We believe Mr. Hastings' qualifications to sit on our board include extensive experience in the pharmaceutical and biotechnology industries.

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John Longenecker, Ph.D. Age 60 Director since July 2007	Dr. Longenecker has served as a director since July 2007. From October 2010 until May 2014, Dr. Longenecker served as President and Chief Executive Officer of HemaQuest Pharmaceuticals, Inc., a biopharmaceutical company focused on the development of therapeutics for blood diseases. From December 2009 to March 2010, Dr. Longenecker served as the President and Chief Executive Officer of VitreoRetinal Technologies Inc., an ophthalmic biopharmaceutical company. From February 2002 to January 2009, Dr. Longenecker was the President and Chief Executive Officer and a member of the board of directors of Favrille, Inc. In 1992, Dr. Longenecker joined DepoTech as Senior Vice President of Research, Development and Operations and then served as President and Chief Operating Officer from February 1998 to March 1999. Following SkyePharma PLC's acquisition of DepoTech in 1999, Dr. Longenecker served as President for the U.S. operations of SkyePharma, Inc. and as a member of the executive committee for SkyePharma PLC. From 1982 to 1992, Dr. Longenecker was at Scios Inc. (Cal Bio), a biotechnology company where he served as Vice President and Director of Development. Dr. Longenecker was also a director of a number of Cal Bio subsidiaries during this period, including Meta Bio and Karo Bio. Dr. Longenecker holds a B.S. in chemistry-education from Purdue University and a Ph.D. in biochemistry from The Australian National University. He was a post-doctoral fellow at Stanford University from 1980 to 1982.

We believe Dr. Longenecker's qualifications to sit on our board include his extensive experience in the pharmaceutical and biotechnology industries, as well as his unique understanding of our DepoFoam® technology.
Andreas Wicki, Ph.D. Age 61 Director since December 2006
Dr. Wicki has served as a director since our inception in December 2006. Dr. Wicki is a life sciences entrepreneur and investor with over 20 years of experience in the pharmaceutical and biotechnology industries. Dr. Wicki has been Chief Executive Officer of HBM Healthcare Investments (Cayman) Ltd. (formerly HBM BioVentures AG) since 2001. From 1998 to 2001, Dr. Wicki was the Senior Vice President of European Analytical Operations at MDS Inc. From 1990 to 1998, he was co-owner and Chief Executive Officer of ANAWA Laboratorien AG and Clinserve AG, two life sciences contract research companies. From 2007 to 2011, he served as a member of the board of directors of PharmaSwiss SA. Previously, Dr. Wicki held board positions on several privately-held companies and companies listed on international exchanges. Dr. Wicki holds an M.Sc. and Ph.D. in chemistry and biochemistry from the University of Bern, Switzerland. He currently serves on the board of directors of Viela Bio, Inc. (Nasdaq: VIE), Buchler GmbH, Harmony Biosciences, Inc., HBM Healthcare Investments (Cayman) Ltd., HBM BioCapital Ltd. and Vitaeris, Inc.

We believe Dr. Wicki's qualifications to sit on our board include his extensive experience with pharmaceutical companies, his financial expertise and his years of experience providing strategic and advisory services to pharmaceutical and biotechnology organizations.

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EXECUTIVE OFFICERS

The following sets forth certain information with respect to the executive officers of the Company as of April 24, 2020.

Name	Age	Position(s)
David Stack	69	Chief Executive Officer and Chairman
Max Reinhardt	49	President
Charles A. Reinhart, III	59	Chief Financial Officer
Kristen Williams	46	Chief Administrative Officer and Secretary
Roy Winston	59	Chief Clinical Officer
Dennis McLoughlin	54	Chief Commercial Officer
Charles Laranjeira	54	Chief Technical Officer

        See "Proposal No. 1 — Election of Class III Directors" above for information regarding David Stack.

        Max Reinhardt has served as our President since June 2019. Prior to joining Pacira, he served as Vice President of Marketing for DePuy Synthes Sales, Inc. ("DePuy Synthes"), part of the Johnson & Johnson Medical Devices Companies ("Johnson & Johnson"), from March 2016 until May 2019. Prior to serving as Vice President of Marketing at DePuy Synthes, Mr. Reinhardt was Director of Sales and Marketing for DePuy Spine and Vice President of US Sales for DePuy Spine. In 2011, he was named Vice President, Worldwide Marketing of DePuy Synthes, a position in which he played a key role in the acquisition and integration of Synthes Spine. In 2012, he was named Worldwide President, DePuy Synthes Spine, and led the spine business through the first two years of integration. Prior to Johnson & Johnson, Mr. Reinhardt served in sales leadership roles at both Olympus KeyMed and STERIS Corporation in the United Kingdom.

        Charles A. Reinhart, III has served as our Chief Financial Officer since May 2016. Prior to joining Pacira, he was the Chief Financial Officer at Covis Pharmaceuticals, Inc., a specialty pharmaceutical company, from September 2014 to October 2015. From September 2011 to August 2014, he served as Executive Vice President and Chief Financial Officer of Archimedes Pharma Ltd., a specialty pharmaceutical company. Mr. Reinhart also served as Senior Vice President and Chief Financial Officer of PharmAthene, Inc., a biodefense company engaged in the development of next generation medical countermeasures against biological and chemical threats, from 2009 to 2011. In addition, Mr. Reinhart has previously held senior financial roles at Millennium Pharmaceuticals, Inc., Cephalon, Inc. and several early-stage life sciences companies. Mr. Reinhart earned his Bachelor of Science degree from Lehigh University and his MBA from the Wharton School of the University of Pennsylvania. He is also a CPA.

        Kristen Williams has served as our Chief Administrative Officer and Secretary since October 2014. She previously served as our Vice President, General Counsel from March 2013 to October 2014, as corporate counsel from December 2011 to March 2013, and as a legal consultant to our Company beginning in April 2011. Prior to joining Pacira, she was Vice President, Corporate Compliance and Assistant General Counsel for Bioenvision, Inc. from June 2004 until its merger with Genzyme Corporation in 2007. Prior to that, she practiced corporate law at Paul Hastings LLP in New York from September 1999 to June 2004, where her practice encompassed all aspects of public and private mergers and acquisitions, corporate finance, and securities law and compliance, with a core focus in the healthcare industry. Ms. Williams holds a B.S. in Business Administration from Bucknell University and a J.D. from the University of Denver, College of Law.

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        Roy Winston has served as our Chief Clinical Officer since August 2018. He previously served as our Senior Vice President, Anesthesia, Surgery and Medical Affairs from December 2017 until August 2018 and as our Vice President, Anesthesia & Surgical Services from April 2017 until December 2017. Prior to joining Pacira, he founded LaserAway, a national aesthetic dermatology group, and served as its chief executive officer from January 2005 until March 2007. Dr. Winston has served as chief executive officer and president of LaserAway Medical Corp., the management group of LaserAway, since January 2005. Dr. Winston holds a B.A. from the University of Pennsylvania and an M.D. from the Icahn School of Medicine at Mount Sinai.

        Dennis McLoughlin has served as our Chief Commercial Officer since August 2018. He previously served as our Senior Vice President, Alliance Management from June 2018 until August 2018, our Vice President, Alliance Management from May 2017 to June 2018, our Executive Director, Alliance Management from January 2017 until May 2017, and as an Area Sales Director from December 2013 until January 2017. Prior to joining Pacira, he was President of Remedy Group, a pharmaceutical outsourcing company, from November 2003 until January 2014. Mr. McLoughlin holds a B.S. in Marketing from Saint Joseph's University.

        Charles Laranjeira has served as our Chief Technical Officer since December 2018. He previously served as our Senior Vice President, Technical Operations from May 2017 until December 2018. Prior to joining Pacira, he was Vice President, Supply Operations of EPIRUS Biopharmaceuticals, Inc., a biopharmaceutical company, from September 2015 until May 2016. Previously, he was Senior Vice President, Technical Operations of Cubist Pharmaceuticals, Inc., a biopharmaceutical company, from June 2011 until April 2015, and Vice President, Drug Product Manufacturing, Latin America, Asia Pacific & Japan at Bristol-Myers Squibb Company, a pharmaceutical company, from July 2009 until February 2011. Mr. Laranjeira holds a B.S. in Industrial Administration from the New Jersey Institute of Technology.

FAMILY RELATIONSHIPS

There are no family relationships among any of our directors or executive officers.

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CORPORATE GOVERNANCE

DIRECTOR NOMINATION PROCESS

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and our board.

The nominating and corporate governance committee evaluates potential candidates, taking into account several factors, including, without limitation, the individual's (a) reputation for integrity, honesty and adherence to a high ethical standard; (b) understanding of the Company's business and industry; (c) business acumen, experience, and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company; and (d) willingness and ability to commit adequate time to board and committee matters and to contribute positively to the decision-making process of the Company. The nominating and corporate governance committee does not have a formal policy regarding board diversity, but the nominating and corporate governance committee strives to nominate directors with a variety of complementary skills and backgrounds so that, as a group, the board will possess a broad perspective and the appropriate talent, skills, and expertise to oversee our business. In selecting director nominees, the nominating and corporate governance committee focuses on identifying individuals who will further the interests of our stockholders through his or her established record of professional accomplishment and will contribute positively to the collaborative culture among board members.

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting the names of such individuals, together with appropriate biographical information and background materials and, if the stockholder is not a stockholder of record, a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the nominating and corporate governance committee, c/o Secretary, Pacira BioSciences, Inc., 5 Sylvan Way, Suite 300, Parsippany, New Jersey 07054. The nominating and corporate governance committee does not have a formal policy regarding stockholder-recommended candidates. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Stockholders also have the right under our Bylaws to nominate director candidates directly, without any action or recommendation on the part of the nominating and corporate governance committee or the board, by following the procedures set forth below under the heading "Stockholder Proposals."

MAJORITY VOTE DIRECTOR RESIGNATION POLICY

Our board has implemented a Majority Vote Director Resignation Policy in our Corporate Governance Guidelines. Under the policy, any director nominee who receives a greater number of "WITHHOLD" votes than "FOR" votes in an uncontested election must promptly tender his or her resignation to the

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board following certification of the stockholder vote. Within 90 days following the certification of the vote, the independent directors on the board would consider the offer of resignation and determine whether to accept or reject the tendered resignation. If the independent directors determine not to accept the tendered resignation, we will publicly disclose (via press release or SEC filing) such determination and the factors considered by the independent directors in making such determination.

DIRECTOR INDEPENDENCE

Our board has determined that each of our directors, with the exception of David Stack, our chief executive officer, and Governor Christopher Christie, is an "independent director" as defined under the applicable Nasdaq rules and SEC rules and regulations. Governor Christie is not independent due to the consulting relationship between Christie LLC and our company prior to being appointed as a director. In making such independence determination, the board considered the relationships that each such director has with us and all other facts and circumstances that the deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director.

In determining Dr. Kronenfeld's independence, the board considered certain relationships between the Company and Maimonides Medical Center, where Dr. Kronenfeld is Vice Chairman of Anesthesiology.

BOARD COMMITTEES

Our board has established an audit committee, a compensation committee, a nominating and corporate governance committee and a science and technology committee. Each of these committees operates under a written charter that has been approved by our board. Each committee charter is available by clicking on the "Investors — Corporate Governance" section of our corporate website, located at www.pacira.com. The information contained on, or accessible through, our website is not part of, or incorporated by reference in, this proxy statement.

The following table is a summary of our committee structure and members on each of our committees:

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Audit Committee

Our audit committee assists our board in its oversight of our accounting and financial reporting process and the audits and reviews of our consolidated financial statements. The responsibilities of our audit committee include:

  •
  appointing, evaluating, retaining and, when necessary, terminating the engagement of our independent registered public accounting firm;

  •
  overseeing the independence of our independent registered public accounting firm, including obtaining and reviewing reports from the independent registered public accounting firm;

  •
  setting the compensation of our independent registered public accounting firm;

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  overseeing the work of our independent registered public accounting firm, including receiving and considering reports made by our independent registered public accounting firm regarding accounting policies and procedures, financial reporting and disclosure controls;

  •
  reviewing and discussing with management and our independent registered public accounting firm our audited annual and unaudited quarterly consolidated financial statements and related disclosures;

  •
  preparing the annual audit committee report required by SEC rules;

  •
  coordinating the board's oversight of internal control over financial reporting, disclosure controls and procedures and code of conduct;

  •
  reviewing our policies with respect to risk assessment and risk management;

  •
  establishing procedures related to the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

  •
  reviewing our policies and procedures for reviewing and approving or ratifying related person transactions, including our related person transaction policy; and

  •
  meeting independently with management and our independent registered public accounting firm.

All audit services to be provided to us and all non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board has determined that each of the directors serving on our audit committee are independent within the meaning of applicable Nasdaq rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, our board has determined that Ms. Brege qualifies as an "audit committee financial expert" within the meaning of SEC regulations and applicable Nasdaq rules. In making this determination, our board has considered the formal education and nature and scope of her previous experience, coupled with past and present service on various audit committees.

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Compensation Committee

Our compensation committee assists our board in the discharge of its responsibilities relating to the compensation of our executive officers. The responsibilities of our compensation committee include:

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  approving our chief executive officer's compensation and approving the compensation of our other executive officers reporting directly to our chief executive officer;

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  overseeing the evaluation of our senior executives;

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  overseeing, administering, reviewing and making recommendations to the board with respect to our incentive compensation and equity-based plans;

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  reviewing and making recommendations to the board with respect to director compensation; and

  •
  reviewing and discussing with management the compensation discussion and analysis and preparing the annual compensation committee report, as required by SEC rules.

Our compensation committee may delegate to one or more executive officers the power to grant options or other stock awards pursuant to our incentive plans.

Our board has determined that each of the directors serving on our compensation committee are independent within the meaning of applicable Nasdaq rules and SEC rules and regulations for purposes of membership on the compensation committee.

Nominating and Corporate Governance Committee

The responsibilities of our nominating and corporate governance committee include:

  •
  recommending to the board the persons to be nominated for election as directors or to fill any vacancies on the board, and to be appointed to each of the board's committees;

  •
  developing corporate governance guidelines and recommending such corporate governance guidelines to the board; and

  •
  overseeing an annual self-evaluation of the board.

Our board has determined that each of the directors serving on our nominating and corporate governance committee are independent within the meaning of applicable Nasdaq rules and SEC rules and regulations.

Science and Technology Committee

The science and technology committee assists the board in its oversight of our research and development activities and advises the board with respect to strategic and tactical scientific issues. The overall responsibilities of our science and technology committee are to consider and report to the board on matters relating to our research and development initiatives and other appropriate strategic and tactical scientific issues. At its discretion, the science and technology committee may:

  •
  review our overall scientific and research and development strategy;

  •
  review our research and development programs;

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  •
  review external scientific research, discoveries and commercial development as appropriate; and

  •
  review the attainment of key research and development milestones.

BOARD AND COMMITTEE MEETINGS ATTENDANCE

The full board met six times during 2019. During 2019, each member of the board attended in person or participated in 75 percent or more of the aggregate of (i) the total number of meetings of the board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board on which such person served (during the periods that such person served). Our non-employee directors met in a special executive session without management at each regularly scheduled board meeting in 2019. Our board expects to continue to conduct executive sessions limited to non-employee directors at least annually and our non-employee directors may schedule additional executive sessions at their discretion.

DIRECTOR ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

We do not have a formal policy regarding attendance by members of our board at our annual meetings of stockholders. Our practice, however, is to have a meeting of the board immediately following the annual meeting of stockholders. All of the members of our board who were members at the time attended the annual meeting of stockholders in 2019.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the "Investors — Corporate Governance" section of our website, which is located at www.pacira.com. If we make any substantive amendments to, or grant certain waivers from, the code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

BOARD LEADERSHIP STRUCTURE AND BOARD'S ROLE IN RISK OVERSIGHT

Our board does not have a policy regarding separation of the roles of chief executive officer and chairman of the board. The board believes it is in our best interests to make that determination based on circumstances from time to time. Currently, our chief executive officer serves as the chairman of the board, and Paul Hastings, a non-employee independent director, serves as our lead director. Our board believes that this structure, combined with our corporate governance policies and processes, creates an appropriate balance between strong and consistent leadership and independent oversight of our business. The chairman chairs the meetings of our board and stockholders, with input from the lead director, and as such, our board believes that a person with comprehensive knowledge of our Company is in the best position to serve such role.

Our board believes that our current leadership structure and the composition of our board protect stockholder interests and provide adequate independent oversight, while also providing outstanding leadership and direction for our board and management. More than a majority of our current directors are "independent" under Nasdaq standards, as more fully described above. The independent directors meet in executive sessions, without management present, during each regularly scheduled board meeting and

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are very active in the oversight of our Company. Each independent director has the ability to add items to the agenda for board meetings or raise subjects for discussion that are not on the agenda for that meeting. In addition, our board and each committee of our board has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate.

Our lead director plays a central role with respect to corporate governance. His responsibilities include, without limitation, ensuring that our board works together as a cohesive team with open communication, ensuring that a process is in place by which the effectiveness of our board can be evaluated on a regular basis, monitors communications from stockholders and other interested parties and otherwise consults with management and the chairman on matters relating to corporate governance and board performance. To this end, our lead director works with the chairman on the board agenda and board materials, facilitates annual assessments of the performance of the board along with the nominating and corporate governance committee and acts as the primary internal spokesperson for our board, ensuring that management is aware of concerns of our board, the stockholders, other stakeholders, and the public and, in addition, ensuring that management strategies, plans and performance are appropriately represented to our board. Our lead director's role also includes presiding at executive sessions of the non-employee directors. Our lead director also performs such other functions and responsibilities as requested by our board from time to time.

Our board believes its administration of its risk oversight function has not affected its leadership structure. Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019 and in other filings that we periodically make with the SEC. Our board is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full board, which has responsibility for general oversight of risks.

Our board satisfies this responsibility through full reports by each committee chair regarding the committee's considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company. Our audit committee oversees risk management activities related to financial controls and legal and compliance risks. Our compensation committee oversees risk management activities relating to our compensation policies and practices, and our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning. Our science and technology committee advises the board on our research and development activities and any risks associated therewith. In addition, members of our senior management team attend our quarterly board meetings and are available to address any questions or concerns raised by the board on risk-management and any other matters. Our board believes that full and open communication between management and the board is essential for effective risk management and oversight.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

Our Insider Trading Policy prohibits our management and directors from engaging in hedging transactions designed to offset decreases in the market value of our securities, including (i) short sales of our securities, including short sales "against the box"; or (ii) purchases or sales of puts, calls or other derivative securities based on our securities. Our Insider Trading Policy also prohibits our management and directors from holding our stock in a margin account or pledging our stock as collateral to secure loans or other obligations. However, an exception may be granted where a person wishes to pledge our securities as collateral for a loan and clearly demonstrates the financial capacity to repay the loan without

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resort to the pledged securities. Any person who wishes to pledge our securities as collateral for a loan must submit a request for approval to our Chief Financial Officer.

OPIOID REDUCTION MISSION

Our corporate mission is to provide an opioid alternative to as many appropriate patients as possible. Opioid addiction in the U.S. has reached epidemic proportions, with the Centers for Disease Control and Prevention estimating that 130 people die every day from an opioid overdose. Overreliance on opioids in the postsurgical setting has caused a rapid deluge of opioid misuse, abuse and addiction.

We continue to advance our Choices Matter national educational campaign, aimed at empowering patients to proactively discuss postsurgical pain management, including non-opioid options, with their doctors. We have a growing network of strategic collaborations to expand education on the importance of non-opioid multimodal alternatives for post-surgical pain management and broaden our commercial reach. These include agreements with industry partners, as well as healthcare providers and hospital systems to support their implementation of opioid-sparing enhanced recovery protocols. In January 2017, we formed a partnership with DePuy Synthes, part of the Johnson & Johnson family of companies, to support the promotion, education and training of EXPAREL in orthopedics. In April 2019, we completed our acquisition of MyoScience, Inc. ("MyoScience"), a privately-held medical technology company, and added the iovera° system to our commercial offering. The iovera° system is a non-opioid handheld cryoanalgesia device used to alleviate pain. Our growing coalition of collaborators also includes Aetna, the American Association of Oral and Maxillofacial Surgeons, the American College of Surgeons, the National Safety Council, Cancer Treatment Centers of America, the Illinois Surgical Quality Improvement Collaborative, MEDNAX, WellStar Health System, Shatterproof.org., and Envision Physician Services.

COMMUNICATION WITH THE BOARD

Any interested party may contact the Chairman of our board or the non-employee members of our board, as a group, by submitting a written communication to the Chairman at the following address:

Chairman of the Board c/o Pacira BioSciences, Inc. 5 Sylvan Way, Suite 300 Parsippany, New Jersey 07054 United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication will also be forwarded to our Secretary and retained for a reasonable period of time. Communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Chairman considers to be important for the directors to know. Our Secretary reserves the right not to forward to board members any inappropriate materials.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity.

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DIRECTOR COMPENSATION

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Our board, upon recommendation of our compensation consultant, sets our non-employee director compensation policy with respect to the initial and annual equity grants. There were no changes to our board compensation policy in 2019. Our board compensation policy provides for the following compensation to our non-employee directors:

Annual Board Service	Cash Retainer for All Directors(1)	$50,000
	Additional Cash Retainer for Lead Director(1)	$25,000
	Stock Options and Restricted Stock Units(2)(3)	$240,000

Committee Chair Cash Retainer(1)	Audit Committee Compensation Committee Nominating and Corporate Governance Committee Science and Technology Committee	$30,000 $18,000 $12,000 $12,000

Committee Member Cash Retainer(1)	Audit Committee Compensation Committee Nominating and Corporate Governance Committee Science and Technology Committee	$12,000 $9,000 $6,000 $6,000

Initial Equity Grant	Stock Options(4)	$360,000

(1)
All cash retainers are paid in advance in quarterly installments, subject to the director's continued service on the board. Non-employee directors are also reimbursed for reasonable travel and other expenses in connection with attending board and committee meetings.

(2)
The stock options and the restricted stock units ("RSUs") vest one year from the grant date, subject to the director's continued service with our Company. Each RSU entitles the director to one share of our common stock. In the event of a change of control or our liquidation or dissolution, 100% of the then unvested stock options and RSUs will immediately vest.

(3)
In June 2019, all non-employee directors, other than Dr. Wicki, who has elected not to receive any compensation for his service on our board, and Governor Christie, who was not our board at the time, received an additional 2,756 RSUs with a grant date fair value of $119,996 to rectify an unintentional shortfall of the intended target value of previous RSU awards.

(4)
The stock options vest monthly over a three-year period.

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DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation earned by our non-employee directors for the year ended December 31, 2019. Dr. Andreas Wicki, a non-employee director, has elected not to receive any compensation for his service on our board. In addition, we do not compensate Mr. Stack, our chief executive officer and chairman, for his service on our board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)		Option Awards(1)(2) ($)		All Other Compensation ($)		Total ($)
Laura Brege	86,000	179,994	(3)	179,952		—		445,946
Christopher Christie(4)	14,281	—		567,222	(5)	320,000	(5)	901,503
Mark Froimson	65,000	179,994	(3)	179,952		—		424,946
Yvonne Greenstreet	65,000	179,994	(3)	179,952		—		424,946
Paul Hastings	99,000	179,994	(3)	179,952		—		458,946
Mark Kronenfeld	71,000	179,994	(3)	179,952		—		430,946
John Longenecker	83,000	179,994	(3)	179,952		—		442,946
Gary Pace	62,000	179,994	(3)	179,952		—		421,946
Andreas Wicki	—	—		—		—		—

(1)
Represents the grant date fair value of stock option and RSU awards granted in 2019 computed in accordance with stock-based accounting rules (Financial Standards Accounting Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 Stock Compensation). For information regarding assumptions underlying the valuation of equity awards, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. Our directors will only realize compensation to the extent (i) the fair value of our common stock is greater than the exercise price of such stock options and/or (ii) any of their RSUs vest.

(2)
The aggregate number of stock option and RSU awards outstanding for each of our non-employee directors as of December 31, 2019, is as follows:

Name	Number of Vested Stock Options		Number of Unvested Stock Options	Number of Unvested RSUs
Laura Brege	41,382		8,437	4,134
Christopher Christie	29,996	(a)	18,257	—
Mark Froimson	11,481		9,793	4,134
Yvonne Greenstreet	37,382		8,437	4,134
Paul Hastings	32,382		8,437	4,134
Mark Kronenfeld	37,382		8,437	4,134
John Longenecker	38,118		8,437	4,134
Gary Pace	158,118		8,437	4,134
Andreas Wicki	—		—	—
(a)
Represents (i) 1,662 vested stock options in connection with the 2019 annual board grant and (ii) an aggregate of 28,334 vested stock options as additional consideration for consulting services prior to Governor Christie's appointment to the board. See footnote (5) below.
(3)
Includes a June 2019 grant of an additional 2,756 RSUs with a grant date fair value of $119,996 to rectify an unintentional shortfall of the intended target value of previous RSU awards.

(4)
Governor Christie was appointed to the board on September 18, 2019. The fees earned and annual board grant of options reflected above are prorated for his service during 2019.

(5)
Prior to his appointment as a director, we paid Christie LLC, an entity in which Governor Christie has a 50% ownership interest, consulting fees of $320,000 in 2019. In addition, as additional consideration for consulting services provided in 2019, we also granted Christie LLC stock options to purchase 10,000 shares of our common stock, at an exercise price of $42.54 per share, which vest or vested on a monthly basis through the first anniversary of the grant. The unvested portion of the option representing the right to purchase 6,666 shares of common stock with a grant date fair value of $138,179 was forfeited in connection with Governor Christie's appointment to the board. The consulting arrangement with Christie LLC was terminated effective as of Governor Christie's appointment to the board. For more information, please see "Related Person Transactions—Christie 55 Solutions, LLC."

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PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020

Our stockholders are being asked to ratify the appointment of KPMG LLP ("KPMG") as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Stockholder approval is not required to appoint KPMG as our independent registered public accounting firm, however, the board believes that submitting the appointment of KPMG to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee and the board will reconsider whether to retain KPMG. If the appointment of KPMG is ratified, the audit committee or the board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders. A representative of KPMG is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions. KPMG has served as our independent registered public accounting firm since our fiscal year ended December 31, 2016.

ANNUAL EVALUATION AND SELECTION OF KPMG

The audit committee annually evaluates the performance of its independent registered public accounting firm, including the senior members of the audit engagement team, and determines whether to reengage the current independent auditors or consider other audit firms. Factors considered by the audit committee in deciding whether to retain include:

  •
  KPMG's capabilities considering the complexity of our business, and the resulting demands placed on KPMG in terms of technical expertise and knowledge of our industry and business;

  •
  the quality and candor of KPMG's communications with the audit committee and management;

  •
  KPMG's independence;

  •
  the quality and efficiency of the services provided by KPMG, including input from management on KPMG's performance and how effectively KPMG demonstrated its independent judgment, objectivity and professional skepticism;

  •
  external data on audit quality and performance, including recent Public Company Accounting Oversight Board ("PCAOB") reports on KPMG and its peer firms; and

  •
  the appropriateness of KPMG's fees, tenure as our independent auditor, including the benefits of a longer tenure, and the controls and processes in place that help ensure KPMG's continued independence.

Based on this evaluation, the audit committee and the board believe that retaining KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020, is in the best interests of our Company and its stockholders.

The audit committee also oversees the process for, and ultimately approves, the selection of our independent registered public accounting firm's lead engagement partner at the five-year mandatory rotation period. Prior to the mandatory rotation period, at the audit committee's instruction, KPMG will select candidates and provide qualifications to be considered for the lead engagement partner role, who will then be interviewed by members of the audit committee and senior management. After considering

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the candidates and their qualifications recommended by KPMG, senior management and the audit committee will discuss the candidates and their relative qualifications. The audit committee will then discuss the candidates with the current lead engagement partner, interview the leading candidate, and ultimately approve the individual. The current KPMG lead engagement partner commenced service on our Company's audit in 2016.

AUDITOR FEES

The following table summarizes the fees billed by KPMG for professional services rendered to us during fiscal years 2019 and 2018:

	2019	2018
Audit Fees(1)	$1,122,825	$632,249
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,122,825	$632,249

(1)
Audit fees relate to professional services rendered in connection with the audit of our annual consolidated financial statements included in our Annual Reports on Form 10-K, the review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, other services provided in connection with statutory and regulatory filings, including registration statements filed with the SEC and the audit of purchase accounting associated with the acquisition of MyoScience in 2019.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. Our audit committee has also delegated to the chairperson of our audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of our audit committee pursuant to this delegated authority is reported on at the next meeting of our audit committee.

All services performed by, and fees paid to, our independent registered public accounting firm during fiscal years 2019 and 2018 were pre-approved in accordance with the pre-approval policies and procedures described above.

RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

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REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board to assist the board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company's consolidated financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of the Company's independent accountants, (3) the performance of the Company's internal audit function and (4) other matters as set forth in the charter of the audit committee approved by the board.

Management is responsible for the Company's consolidated financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the PCAOB and issuing a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent accountants the audited consolidated financial statements of Pacira for the fiscal year ended December 31, 2019. The audit committee also discussed with the independent accountants the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the audit committee received the written disclosures and the letter from the independent accountants required by the applicable requirements of the PCAOB regarding the independent accountants' communications with the audit committee concerning independence and has discussed with the independent accountants the independent accountants' independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board that the audited consolidated financial statements of the Company be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, that was filed with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF PACIRA BIOSCIENCES, INC.
Laura Brege, Chairperson Mark Froimson John Longenecker Andreas Wicki

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information about our executive compensation program as it relates to the following "named executive officers" whose compensation information is presented in the tables and accompanying narratives following this discussion:

David Stack	Chief Executive Officer (CEO) and Chairman
Charles A. Reinhart, III	Chief Financial Officer
Max Reinhardt	President
Kristen Williams	Chief Administrative Officer and Secretary
Roy Winston	Chief Clinical Officer

EXECUTIVE SUMMARY

The primary objective of our executive compensation program is to attract and retain superior executive talent by providing competitive incentives to reward our executives for performance and aligning executive interests with those of our stockholders and the long-term strategic goals and objectives approved by our board. Our compensation program is made up of the following direct compensation elements:

Element	Fixed or Variable	Purpose
Base Salary	Fixed	To attract and retain executives with the knowledge, skills, and abilities necessary to successfully execute their job responsibilities by offering fixed compensation that is competitive with market opportunities and that recognizes each executive's position, role, responsibility and experience.

Annual Cash Incentive	Variable	To motivate and reward the achievement of our annual performance.

Equity Awards	Variable
To align executives' interests with the interests of stockholders through equity-based compensation to ensure focus on long-term value creation and the Company's strategic objectives, and to promote the long-term retention of our executives and key management personnel.

2019 Company Performance

In 2019, our financial and business performance continued with exceptional growth and success, highlighted by the following:

  •
  EXPAREL net product sales were $407.9 million in 2019, a 23% increase over the $331.1 million in 2018.

  •
  iovera° net product sales were $7.9 million in 2019. We began recognizing sales of iovera° in April 2019 after completing our acquisition of MyoScience, a privately-held medical technology company.

  •
  Total revenues were $421.0 million in 2019, a 25% increase over the $337.3 million in 2018.

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  •
  Total operating expenses were $410.5 million in 2019, compared to $321.4 million in 2018.

  •
  Our net loss was $11.0 million, or $0.27 per share (basic and diluted), in 2019, compared to a net loss of $0.5 million, or $0.01 per share (basic and diluted), in 2018.

  •
  We ended 2019 with cash, cash equivalents, short-term and long-term investments of $356.7 million. Cash provided by operations was $70.5 million in 2019, compared to $48.9 million in 2018.

  •
  In January 2019, we announced that our Phase 4 study of EXPAREL in patients undergoing Cesarean section (C-section) achieved its primary endpoint with a statistically significant reduction in total postsurgical opioid consumption while maintaining pain scores through 72 hours (p<0.05). The full study results will be submitted for publication in peer-reviewed medical literature.

  •
  In February 2019, we received United States Food and Drug Administration approval for our supplemental New Drug Application to extend the shelf life of EXPAREL from 12 months to 24 months.

  •
  In February 2019, commercial production of EXPAREL began at a custom suite in Swindon, England, created under our partnership with Thermo Fisher Scientific Pharma Services (formerly Patheon UK Limited). This first suite mirrors our existing facility at the Pacira Science Center Campus in San Diego, California, and is expected to double our manufacturing capacity.

  •
  In April 2019, we completed our acquisition of MyoScience, a privately-held medical technology company, and added the iovera° system, a non-opioid handheld cryoanalgesia device used to alleviate pain, to our commercial offering.

  •
  In December 2019, we announced positive results from our Phase 3 PLAY study of EXPAREL administered as a single-dose infiltration in pediatric patients undergoing spinal or cardiac surgeries, which will provide the foundation for our sNDA submission in the first half of 2020 to the FDA seeking expansion of the EXPAREL label to include children aged six and over.

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The following chart highlights the growth of quarterly EXPAREL revenue since January 2017:

Executive Compensation Highlights

We believe that our executive compensation program is well-structured to support our business objectives, and we also believe that our compensation programs and policies reflect an overall pay-for-performance philosophy that is closely aligned with the long-term interests of our stockholders. We believe the following key factors should be considered when reviewing the compensation of our named executive officers.

  •
  CEO Compensation

Mr. Stack's 2019 total compensation reflects the compensation committee's philosophy that Mr. Stack's cash and equity compensation approximate the 50th percentile of our peer group. Mr. Stack's increased annual incentive payment at 100% of target reflects our achievement of all operational and financial goals for 2019, including significant EXPAREL sales growth, EXPAREL clinical, regulatory, development and manufacturing goals and product pipeline and financial metrics. His 2019 equity grants reflect the compensation committee's attempt to further incent and align Mr. Stack's compensation with the long-term interests of stockholders.

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 2019 CEO Compensation Components

  •
  Overall Reasonable Executive Compensation Program

The compensation committee targets total cash compensation and equity award values at the 50th percentile of our peer group. Our annual incentive bonus opportunity is contingent on our financial and business performance and in 2019 paid out at 100% of target for all named executive officers, other than Dr. Winston, reflecting achievement of all of our EXPAREL and other financial and operational objectives. Dr. Winston received a more substantial annual incentive bonus in connection with his increased responsibilities within our Company and to bring his compensation more in line with the compensation of the rest of our executive officers. In 2019, the compensation committee granted named executive officers an approximate equity mix of 75% stock options and 25% RSUs. The ultimate value of equity grants is dependent on our stock price and aligns the long-term interests of our executives with those of our stockholders, while providing a strong retention tool. For 2019, the following was the targeted mix of compensation for our chief executive officer and other named executive officers:

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Compensation Governance Highlights

In order to further align the long-term interests of management with those of our stockholders and align our compensation program with best practices, the compensation committee has established the following policies and practices:

THINGS WE DO:	THINGS WE DON'T DO:

✓

Independent Compensation Committee. The compensation committee, comprised solely of independent directors, approves all compensation for our named executive officers.

✓

Independent Compensation Consultant. The compensation committee retains an independent compensation consultant.

✓

Assessment of Compensation Risk. The compensation committee assessed our compensation policies and programs and determined that we have no compensation policies and programs that give rise to risks reasonably likely to have a material adverse effect on our Company.

✓

Annual Say-on-Pay Vote. We hold annual advisory say-on-pay votes to approve executive compensation and received the support of approximately 94% of the votes cast on such proposal in 2019.

✓

Reasonable "Double Trigger" Change of Control Benefits. We offer named executive officers a reasonable change of control severance package triggered upon a change of control followed by termination of the executive without cause or resignation for good reason.

✗

No Excise Tax Gross-Ups. We do not provide our management with "excise tax gross-ups" in the event of a change of control.

✗

Ban on Hedging and Pledging. We do not allow our management or directors to engage in hedging transactions in our stock or to pledge our stock to secure loans or other obligations.

✗

No Enhanced Benefit Programs. We do not provide our management with pensions or any other enhanced benefit programs beyond those that are typically available to all other employees.

✗

No Option Repricing. We are not permitted to reprice stock options without stockholder approval.

✗

Limited Perquisites. Our management receives minimal perquisites, consisting primarily of group term life insurance premiums.

✗

No Evergreen Provisions. Our equity compensation plans do not contain any "evergreen" provisions to increase shares available for issuance as equity awards. Any increase in available shares for equity awards must be approved by stockholders.

2019 Say-on-Pay Vote

At our annual meeting of stockholders in June 2019, we held an advisory stockholder vote to approve the compensation of our named executive officers, which we refer to as say-on-pay. The compensation of our named executive officers reported in our 2019 proxy statement was approved by approximately 94% of the votes cast at the 2019 annual meeting of stockholders. The compensation committee believes this affirms our stockholders' support of our approach to executive compensation, and, as a result, the compensation committee did not make any significant changes to our executive compensation program for 2019. The compensation committee will continue to consider the outcome of our say-on-pay votes and feedback from stockholders when making future compensation decisions for our named executive officers.

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EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

Our primary objective with respect to executive compensation is to attract, retain and motivate superior executive talent with the skills and experience to successfully execute our business strategy. Our executive compensation program is designed to:

  •
  provide competitive incentives that reward the achievement of performance goals that directly correlate to the enhancement of stockholder value;

  •
  align the interests of our executives with those of our stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of increasing long-term stockholder value;

  •
  provide long-term incentives that promote executive retention; and

  •
  align our executives with the long-term strategic goals and objectives approved by our board.

To achieve these objectives, our executive compensation program ties a significant portion of each named executive officer's overall compensation to key corporate financial goals and to individual goals. We have also historically provided a portion of our executive compensation in the form of equity awards that vest over time, which we believe helps to retain our named executive officers and aligns their interests with those of our stockholders by allowing them to participate in our long-term performance as reflected in the trading price of our common stock.

Role of Compensation Committee, Management and Compensation Consultant

Our compensation committee makes all compensation decisions regarding our named executive officers. Our compensation committee is charged with, among other things, the responsibility of reviewing our named executive officer compensation policies and practices to ensure adherence to our compensation philosophy and objectives and that the total compensation paid to our named executive officers is consistent with our performance, fair, reasonable and competitive with companies within our industry.

Our chief executive officer annually reviews the performance of each of our named executive officers, other than himself, and, based on these reviews, makes recommendations to our compensation committee regarding salary adjustments, annual incentive bonus payments and equity incentive awards for such named executive officers. The compensation committee believes it is valuable to consider the recommendations of our chief executive officer with respect to these matters because, given his knowledge of our operations and the day-to-day responsibilities of our named executive officers, he is in a unique position to provide the compensation committee with perspective into the performance of our executive officers in light of our business at a given point in time. While the compensation committee considers the chief executive officer's reviews and recommendations, the compensation committee decides the compensation of our named executive officers and also considers, among other things, company and individual performance, peer group data and recommendations from Radford, the compensation committee's independent compensation consultant, as further described below.

As part of the 2019 compensation process, our compensation committee retained Radford, which is part of the Reward Solutions practice at Aon plc, as its independent compensation consultant. Radford has served in this capacity since 2011. Radford provided advisory services with respect to executive and equity compensation and a competitive assessment of compensation for non-executives and sales personnel, in each case, as directed by the compensation committee. Radford provides additional services to management in the areas of non-executive compensation (including deferred compensation), with all activities being reviewed and approved by the chair of the compensation committee before any services are provided. Prior to engaging Radford, our compensation committee considered the independence of Radford in accordance with the terms of the compensation committee's charter and applicable regulations mandated by Nasdaq and the SEC. After conducting this assessment, our compensation committee did not identify any conflicts of interest with respect to Radford.

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The compensation committee took the results of Radford's comparative analyses of our peer groups (as described below), as well as the considerations provided by Radford with respect to components and levels of compensation for our named executive officers, under advisement in determining competitive market practice in our industry. The compensation committee considered the assessment of peer group market compensation, historical compensation levels, subjective assessments of individual performance and worth and other subjective factors in establishing and approving the various elements of our executive compensation program for 2019.

Peer Group

For 2019, our compensation committee identified certain peer group data with the assistance of Radford. Our peer companies are selected from publicly-traded pharmaceutical and biotechnology companies based in the U.S. and then further refined to more closely align with us based on revenue, market capitalization, and employee headcount. The compensation committee also takes into consideration our stage of development, net income (loss), and other key financial metrics. As of December 31, 2019, our market capitalization was at approximately the 40th percentile of our peer group, and our annual revenue was at approximately the 66th percentile of our peer group. The compensation committee believes that the companies selected to our peer groups are broadly comparable to us, and represent our labor market for talent for key leadership positions. Our compensation committee annually reviews our peer group with Radford to determine if adjustments are necessary to ensure that it continues to be relevant or if additional peer companies or groups are necessary to provide appropriate information on market practices and compensation levels. The compensation committee, based on analysis and recommendations from Radford, approved our peer group in October 2018 and removed Depomed, Inc., ImmunoGen, Inc., Insys Therapeutics, Inc., SciClone Pharmaceuticals, Inc., Seattle Genetics, Inc. and The Medicines Company due to either being acquired or significantly outside the peer group criterion, and added Corcept Therapeutics Inc., Emergent BioSolutions Inc., Exelixis, Inc., TESARO, Inc. and Vanda Pharmaceuticals due to being aligned to most or all the peer criterion and being potential executive talent competitors.

Our peer group for 2019 compensation purposes was:

Acorda Therapeutics, Inc.	Exelixis, Inc.	Momenta Pharmaceuticals, Inc.
Alkermes plc	Halozyme Therapeutics, Inc.	Nektar Therapeutics
Alnylam Pharmaceuticals, Inc.	Horizon Therapeutics plc	Retrophin, Inc.
AMAG Pharmaceuticals, Inc.	Intercept Pharmaceuticals, Inc.	Supernus Pharmaceuticals, Inc.
Corcept Therapeutics Inc.	Ionis Pharmaceuticals, Inc.	TESARO, Inc.
Eagle Pharmaceuticals, Inc.	Ironwood Pharmaceuticals, Inc.	United Therapeutics Corporation
Emergent BioSolutions Inc.	MiMedx Group, Inc.	Vanda Pharmaceuticals Inc.

Elements of Our Executive Compensation Program

The primary elements of our executive compensation program are:

  •
  base salaries;
  •
  annual incentive bonuses; and
  •
  equity incentive awards.

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Base Salaries — We use competitive base salaries to attract and retain qualified executives with the knowledge, skills, and abilities necessary to successfully execute their job responsibilities to help us achieve our growth and performance goals. Base salaries are intended to recognize a named executive officer's immediate contribution to our organization, as well as his or her experience, knowledge and responsibilities.

Our compensation committee annually evaluates adjustments to named executive officer base salary levels, including:

  •
  recommendations from our chief executive officer (for named executive officers other than himself);
  •
  the named executive officer's skills and experience;
  •
  the particular importance of the named executive officer's position to us;
  •
  the named executive officer's individual performance;
  •
  the named executive officer's growth in his or her position; and
  •
  the results of Radford's comparative assessment regarding base salaries for comparable positions at peer companies.

After considering the above factors, in late 2018, our compensation committee approved increases to the 2019 base salary for each of our then named executive officers for merit and to move their salaries closer to market competitive levels for each position, targeted toward the 50th percentile of our peer group. In addition to the foregoing, Dr. Winston received a more substantial increase in connection with his increased responsibilities within our Company and to bring his salary more in line with the salaries of the rest of our executive officers.

The 2019 base salaries of our named executive officers are below:

Named Executive Officer	2019 Base Salary	Increase Over 2018 Base Salary
David Stack	$832,900	3.0%
Charles A. Reinhart, III	$434,400	3.0%
Max Reinhardt	$520,000	N/A
Kristen Williams	$480,000	4.3%
Roy Winston	$410,000	9.3%

Annual Incentive Bonuses — The compensation committee believes that annual incentive bonuses that are awarded to our named executive officers based on Company and individual performance goals provide our named executive officers additional incentive to outperform our peer companies, increase stockholder value and ensure that we attract and retain talented named executive officers. Each year, the compensation committee establishes a target annual incentive award for each named executive officer expressed as a percentage of the executive's base salary, based on results of Radford's comparative assessment regarding annual incentive award targets for comparable positions at peer companies, the estimated contribution and responsibility of the individual named executive officer and market practices.

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For 2019, the targets for our named executive officers and actual payouts were as follows:

Named Executive Officer	2019 Annual Incentive Target (As a Percentage of Base Salary)	Actual 2019 Annual Incentive Payment (As a Percentage of Base Salary)
David Stack	75%	75.1%
Charles A. Reinhart, III	45%	45.0%
Max Reinhardt	50%	52.6%
Kristen Williams	45%	47.0%
Roy Winston	45%	55.1%

Our compensation committee assesses the achievement of corporate and individual goals and performance at the end of each fiscal year, together with the results of a comparative review conducted by Radford, to determine, on a discretionary basis, the appropriate bonus for each named executive officer. The compensation committee also has the authority to award discretionary cash bonuses to our executive officers in the event of extraordinary short-term efforts and achievements by our executive officers.

In 2019, our compensation committee exercised its discretion to award annual incentive bonuses to our named executive officers at 100% of the target amount. Dr. Winston received a more substantial annual incentive bonus in connection with his increased responsibilities within our Company and to bring his compensation more in line with the compensation of the rest of our executive officers. The compensation committee approved the annual incentive bonuses at 100% target amounts based on, among other factors:

  •
  EXPAREL net revenue and gross margin levels;
  •
  maximization of our co-promotion agreement with DePuy Synthes, part of the Johnson & Johnson family of companies;
  •
  achievement of EXPAREL clinical, regulatory and development goals;
  •
  reinstatement of 24-month shelf life for EXPAREL;
  •
  the development of two additional DepoFoam®-based product candidates; and
  •
  improved employee turnover.

Equity Incentive Awards — We believe that our long-term performance is enhanced through equity awards to our named executive officers. Equity awards reward our named executive officers for maximizing stockholder value over time, ensure focus on long-term value creation and our strategic objectives and align the long-term interests of our named executive officers with those of our stockholders. All equity incentive awards granted to our named executive officers are approved by our compensation committee. Equity incentive awards to our named executive officers are made in the form of stock options with exercise prices equal to the closing market price of our common stock on the date of grant and time-vesting RSUs. We believe that equity incentive awards:

  •
  provide our named executive officers with a strong link to our long-term performance by enhancing their accountability for long-term decision making;
  •
  create an ownership culture by aligning the interests of our named executive officers with the creation of long-term value for our stockholders; and
  •
  further our goal of executive retention.

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In June 2019, the compensation committee granted both stock options and RSU awards to our named executive officers with an approximate mix of 75% options and 25% RSU awards, which vest over a four-year period. The compensation committee believes that the combination of stock options and RSU awards provides the appropriate mix of incentive, motivation and retention goals to our named executive officers, while further aligning their interests with those of our stockholders. The compensation committee determined that time-based vesting of equity awards is appropriate at this time to align our executive officers' interests with the interests of stockholders, and to promote the long-term retention of our named executive officers.

In 2019, the compensation committee approved a sign-on option grant of 200,000 stock options to Mr. Reinhardt in order to induce him to join us and to immediately and significantly incentivize and align his interests with those of our stockholders.

The equity awards granted to our named executive officers in 2019 were as follows:

Named Executive Officer	Stock Options (#)	RSUs (#)
David Stack	142,100	23,700
Charles A. Reinhart, III	26,300	4,400
Max Reinhardt	200,000	—
Kristen Williams	33,800	5,600
Roy Winston	33,800	5,600

The stock option grants have an exercise price equal to the closing price of our stock price on the grant date, and vest as to 25% of the options shares on the first anniversary of the grant date, with the remaining option shares vesting in equal quarterly installments over the subsequent three years, provided that the named executive officer remains in continuous service with us as of each vesting date. The RSU award vests in four equal annual installments beginning on the first anniversary of the vesting date, provided that the named executive officer remains in continuous service with us as of each vesting date. The compensation committee believes that the grants of these equity awards are an important tool to promote retention of our named executive officers, while also incentivizing our named executive officers to create long-term value for our stockholders.

Other Compensation Policies and Practices

Other Employee Benefits — We maintain broad-based benefits that are provided to all employees, including our 401(k) retirement plan, employee stock purchase plan, flexible spending accounts, medical, dental and vision care plans, health savings accounts, life insurance, short- and long-term disability policies, paid vacation, paid sick time, and company holidays. Our named executive officers are eligible to participate in each of these programs on the same terms as non-executive employees.

Severance and Change of Control Arrangements — We have entered into employment agreements with each of our named executive officers. Each of these agreements provides the named executive officer with certain severance benefits in connection with certain terminations of the executive's employment both before and after a change of control. The compensation committee believes that reasonable severance and change of control protections for our named executive officers strengthens our competitive compensation package by providing us with a recruitment and retention benefit, aligns the interests of the named executive officers with those of the stockholders and ensures continued dedication to the Company in change of control situations that may result in personal uncertainties. See "Employment Agreements, Severance and Change of Control Arrangements" below.

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Clawback — As of the date of this proxy statement, we do not have a formal compensation recovery policy, often referred to as a "clawback" policy, aside from the clawback provisions for the chief executive officer and chief financial officer under the Sarbanes-Oxley Act of 2002, which provides that the chief executive officer and chief financial officer must reimburse the Company for any bonus or other incentive-based or equity-based compensation received during the twelve-month period following the preparation of an accounting restatement, as a result of misconduct. The compensation committee intends to adopt a formal clawback policy once the final rules relating to such policies are issued pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank").

Anti-Hedging and Anti-Pledging Policy — A description of our anti-hedging and anti-pledging policy can be found in "Corporate Governance — Anti-Hedging and Anti-Pledging Policy."

Tax Considerations — Our board and compensation committee will consider the tax impacts of our executive compensation program but retain the flexibility to design and administer compensation programs that are in the best interests of the Company and its stockholders.

Section 409A of the U.S. Internal Revenue Code of 1986, as amended, applies to plans, agreements and arrangements that provide for the deferral of compensation, and imposes penalty taxes on employees if those plans, agreements and arrangements do not comply with Section 409A. We have sought to structure our executive compensation arrangements to be exempt from, or comply with, Section 409A.

Accounting Considerations — ASC Topic 718, Compensation — Stock Compensation (referred to as ASC Topic 718), requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock, RSUs and performance units under our equity incentive award plans will be accounted for under ASC Topic 718. We will consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

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COMPENSATION COMMITTEE REPORT

The compensation committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management, and, based on such review and discussions, the compensation committee recommended to the board of the Company that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF PACIRA BIOSCIENCES, INC.
Paul Hastings, Chairperso Yvonne Greenstree Mark Kronenfel John Longenecker

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COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation earned for services rendered during fiscal years 2019, 2018 and 2017 for our chief executive officer, our chief financial officer, and the three other most highly compensated executive officers who were serving as executive officers at the end of 2019. We refer to these individuals as our "named executive officers."

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
David Stack	2019	831,966	624,675	1,088,181	3,244,433	17,173	5,806,428
Chief Executive Officer	2018	807,695	679,200	1,088,181	3,244,433	16,409	5,835,918
	2017	784,187	467,114	1,790,100	1,666,848	10,668	4,718,917
Charles A. Reinhart, III	2019	433,512	195,000	191,576	560,952	8,704	1,389,744
Chief Financial Officer	2018	420,827	220,000	191,750	571,706	3,390	1,407,673
	2017	408,654	147,240	386,750	360,121	16,170	1,318,935
Max Reinhardt(3)	2019	266,000	140,000	—	4,145,775	23,263	4,575,038
President
Kristen Williams	2019	479,231	225,000	243,824	720,919	23,743	1,692,717
Chief Administrative Officer	2018	458,962	250,000	302,006	900,437	23,651	1,935,056
and Secretary	2017	432,500	155,880	486,200	452,724	420	1,527,724
Roy Winston(4)	2019	408,654	225,000	243,824	720,919	13,403	1,611,800
Chief Clinical Officer

(1)
Amounts reflect the aggregate grant date fair value of grants made in each respective fiscal year computed in accordance with stock-based accounting rules (FASB ASC Topic 718-Stock Compensation). Assumptions used in the calculations of these amounts are included in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)
Amounts represent health, dental, vision, disability and group term life insurance premiums paid-in full by us. For Mr. Reinhardt, includes $13,688 related to commuting expenses and associated tax gross-ups.

(3)
Mr. Reinhardt commenced service as our President in June 2019.

(4)
Dr. Winston was not a named executive officer of our Company in 2017 or 2018.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information for each of our named executive officers regarding plan-based awards granted during fiscal year 2019.

Name	Type of Award(s)	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
David Stack	Stock Option	6/5/2019	—	142,100	43.54	3,030,847
	RSUs	6/5/2019	23,700	—	—	1,031,898
Charles A. Reinhart, III	Stock Option	6/5/2019	—	26,300	43.54	560,952
	RSUs	6/5/2019	4,400	—	—	191,576
Max Reinhardt	Stock Option	7/2/2019	—	200,000	42.54	4,145,775
Kristen Williams	Stock Option	6/5/2019	—	33,800	43.54	720,919
	RSUs	6/5/2019	5,600	—	—	243,824
Roy Winston	Stock Option	6/5/2019	—	33,800	43.54	720,919
	RSUs	6/5/2019	5,600	—	—	243,824

(1)
Amounts reflect the aggregate grant date fair value of grants computed in accordance with stock-based accounting rules (FASB ASC Topic 718-Stock Compensation). Assumptions used in the calculations of these amounts are included in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth certain information with respect to outstanding options and RSUs held by our named executive officers at December 31, 2019.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
David Stack	—	—		—	—	23,700	(2)	1,073,610
	—	142,100	(1)	43.54	6/5/2029	—		—
	—	—		—	—	21,281	(2)	964,029
	63,845	106,405	(1)	38.35	6/13/2028	—		—
	—	—		—	—	20,250	(2)	917,325
	50,628	30,372	(1)	44.20	6/14/2027	—		—
	45,000	15,000	(1)	32.35	12/7/2026	—		—
	—	—		—	—	8,281	(2)	375,129
	57,970	8,280	(1)	40.34	6/15/2026	—		—
	150,000	—	(4)	81.00	6/3/2024	—		—
	288,670	—	(4)	10.81	6/5/2022	—		—
	16,356	—		5.49	12/29/2020	—		—
	19,500	—		1.61	9/2/2020	—		—
Charles A. Reinhart, III	—	—		—	—	4,400	(2)	199,320
	—	26,300	(1)	43.54	6/5/2029	—		—
	—	—		—	—	3,750	(2)	169,875
	11,250	18,750	(1)	38.35	6/13/2028	—		—
	—	—		—	—	4,374	(2)	198,142
	10,940	6,560	(1)	44.20	6/14/2027	—		—
	12,000	4,000	(1)	32.35	12/7/2026	—		—
	61,250	8,750	(1)	51.54	5/3/2026	—		—
Max Reinhardt	—	200,000	(1)	42.54	7/2/2029	—		—
Kristen Williams	—	—		—	—	5,600	(2)	253,680
	—	33,800	(1)	43.54	6/5/2029	—		—
	—	—		—	—	5,906	(2)	267,542
	17,720	29,530	(1)	38.35	6/13/2028	—		—
	—	—		—	—	5,500	(2)	249,150
	13,750	8,250	(1)	44.20	6/14/2027	—		—
	15,000	5,000	(1)	32.35	12/7/2026	—		—
	—	—		—	—	2,187	(2)	99,071
	15,314	2,186	(1)	40.34	6/15/2026	—		—
	15,000	—	(1)	79.43	6/3/2025	—		—
	40,000	—		81.00	6/3/2024	—		—
Roy Winston	—	—		—	—	5,600	(2)	253,680
	—	33,800	(1)	43.54	6/5/2029	—		—
	—	—		—	—	4,687	(2)	212,321
	14,064	23,436	(1)	43.54	6/13/2028	—		—
	7,500	12,500	(1)	34.48	5/2/2028	—		—
	5,000	5,000	(1)	46.35	1/3/2028	—		—
	—	—		—	—	1,500	(2)	67,950
	3,750	2,250	(1)	44.20	6/14/2027	—		—
	15,628	9,372	(1)	48.15	5/2/2027	—		—
	6,875	3,125	(1)	41.90	2/2/2027	—		—

(1)
The stock options vest with respect to 25% of the shares on the first anniversary of the grant date, and vests with respect to the remaining shares in approximately equal successive quarterly installments over 36 months thereafter, provided that the named executive officer remains in continuous service with us as of each vesting date.

(2)
Represents RSUs that vest in four equal annual installments beginning on approximately the first anniversary of the vesting date, provided that the named executive officer remains in continuous service with us as of each vesting date.

(3)
Based on a price of $45.30 per share, which was the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2019.

(4)
Represents stock options held indirectly by LCK Investment LLC. Mr. Stack and his wife are the owners of LCK Investment LLC.

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OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth information for each of our named executive officers regarding stock options exercised and stock vested during 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David Stack	112,849	3,984,297	25,500	1,084,260
Charles A. Reinhart, III	—	—	3,438	146,184
Max Reinhardt	—	—	—	—
Kristen Williams	—	—	8,781	373,368
Roy Winston	—	—	2,313	98,349

EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

Employment Agreements

We have entered into employment agreements with each of our named executive officers. The agreements with each of Mr. Stack, Mr. Reinhart, Mr. Reinhardt, Dr. Winston and Ms. Williams provide for "at will" employment, which means we or the executive can terminate his or her employment at any time, with or without cause.

If our chief executive officer (i) is terminated for any reason other than for "cause," or (ii) terminates his employment for "good reason," then he will be entitled to:

  •
  earned and accrued base salary, bonus, vacation time and other benefits;

  •
  monthly salary continuation payments for a period of 12 months from the effective date of the release required to be provided as a condition to receiving these payments;

  •
  health insurance coverage, subject to cost sharing, for 12 months following the effective date of the release required to be provided as a condition to receiving this coverage; and

  •
  immediate vesting of the portion of his outstanding unvested options and any time-based RSUs that would have become vested during the 12-month period following the date of termination, provided that he executes and delivers the release required to be provided as a condition to the acceleration of the vesting of such awards.

If, within 30 days prior to, or 12 months following, a "change of control," our chief executive officer (i) is terminated for any reason other than for "cause," or (ii) terminates his employment during the agreement term for "good reason," then he will be entitled to:

  •
  earned and accrued base salary, bonus, vacation time and other benefits;

  •
  monthly salary continuation payments for a period of 24 months from the effective date of the release required to be provided as a condition to receiving these payments;

  •
  in lieu of the Targeted Incentive Bonus (as defined in the employment agreement), a bonus payment in the amount of 100% of his then-current base salary, payable in one lump sum after the effective date of the release required to be provided as a condition to receiving this payment;

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  •
  health insurance coverage, subject to cost sharing, for 12 months following the effective date of the release required to be provided as a condition to receiving this coverage; and

  •
  immediate vesting of all outstanding unvested options and any time-based RSUs previously granted to him, provided that he executes and delivers the release required to be provided as a condition to the acceleration of the vesting of such awards.

If any of our named executive officers, other than our chief executive officer, (i) is terminated for any reason other than for "cause," or (ii) terminates his or her employment for "good reason," then such executive officer will be entitled to:

  •
  earned and accrued base salary, bonus, vacation time and other benefits;

  •
  monthly salary continuation payments for a period of nine months from the effective date of the release required to be provided as a condition to receiving these payments;

  •
  health insurance coverage, subject to cost sharing, for 12 months following the effective date of the release required to be provided as a condition to receiving this coverage; and

  •
  immediate vesting of the portion of such executive officer's outstanding unvested options and any time-based RSUs that would have become vested during the nine-month period following the date of termination, provided that such executive officer executes and delivers the release required to be provided as a condition to the acceleration of the vesting of such awards.

If, within 30 days prior to, or 12 months following, a "change of control," any of our named executive officers, other than our chief executive officer, (i) is terminated for any reason other than for "cause," or (ii) terminates his or her employment during the agreement term for "good reason," then such executive officer will be entitled to:

  •
  earned and accrued base salary, bonus, vacation time and other benefits;

  •
  monthly salary continuation payments for a period of 12 months from the effective date of the release required to be provided as a condition to receiving these payments;

  •
  in lieu of the Targeted Incentive Bonus (as defined in the employment agreement), a bonus payment in the amount of a certain percentage of such executive officer's then-current base salary (25% for Ms. Williams, 40% for Mr. Reinhart, 50% for Mr. Reinhardt, and 35% for Dr. Winston), payable in one lump sum after the effective date of the release required to be provided as a condition to receiving this payment;

  •
  health insurance coverage, subject to cost sharing, for 12 months following the effective date of the release required to be provided as a condition to receiving this coverage; and

  •
  immediate vesting of all outstanding unvested options and any time-based RSUs previously granted to such executive officer, provided that such executive officer executes and delivers the release required to be provided as a condition to the acceleration of the vesting of such awards.

Our obligation to make the severance payments described above will be conditioned upon the executive officer's continued compliance with the non-competition and confidentiality obligations set forth in his or her employment agreement and the executive officer's execution of a general release of claims against us.

Under the employment agreements, "cause" generally means: (i) failure to substantially perform the duties owed to us after receiving written notice that sets forth in detail the specific respects in which our board believes that the duties have not been substantially performed, and failure to correct the failure within 30 days after receiving a demand for substantial performance and opportunity to cure; (ii) fraud,

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misconduct, dishonesty, gross negligence or other acts either injurious to us or conducted with intentional disregard for our best interests; (iii) failure to follow reasonable and lawful instructions from our board and failure to cure such failure after receiving 20 days advance written notice; (iv) material breach of the terms of the employment agreement or our employee proprietary information and inventions assignment agreement or any other similar agreement that may be in effect from time to time; or (v) conviction of, or pleading guilty or nolo contendere to, any misdemeanor involving dishonesty or moral turpitude or related to our business, or any felony.

Under the employment agreements, "good reason" generally means, without the executive officer's prior written consent: (i) any material reduction of the executive officer's then effective base salary that is not in accordance with the executive officer's employment agreement or related to a cross-executive team salary reduction; (ii) any material breach by us of the executive officer's employment agreement; or (iii) a material reduction in the executive officer's responsibilities or duties, not including a mere reassignment following a "change of control" to a position that is substantially similar to the position held prior to the "change of control"; provided, however, that no such event or condition shall constitute "good reason" unless (x) the executive officer gives us a written notice of termination for "good reason" not more than 90 days after the initial existence of the condition, (y) the grounds for termination (if susceptible to correction) are not corrected by us within 30 days of our receipt of such notice and (z) the termination date occurs within one year following our receipt of such notice.

Under the employment agreements, a "change of control" means (i) a merger or consolidation of either us or our subsidiary, Pacira Pharmaceuticals, Inc., a California corporation ("PPI-California") into another entity in which the stockholders of us or PPI-California (as applicable) do not control 50% or more of the total voting power of the surviving entity (other than a reincorporation merger); (ii) the sale, transfer or other disposition of all or substantially all of our assets in a liquidation or dissolution; or (iii) the sale or transfer of more than 50% of our outstanding voting stock. In the case of each of the foregoing clauses (i), (ii) and (iii), a "change of control" as a result of a financing transaction entered into by us or PPI-California shall not constitute a "change of control" for purposes of these employment agreements.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Below is a summary of the potential payments that each of our named executive officers would have received upon the occurrence of the termination events specified below, assuming that each triggering event occurred on December 31, 2019.

Involuntary Termination without Cause or Resignation for Good Reason

Name	Severance ($)	Health Benefits ($)	Acceleration of Equity Awards ($)(1)	Total ($)
David Stack	$832,900	$17,173	$2,070,754	$2,920,827
Charles A. Reinhart, III	325,500	8,704	263,214	597,418
Max Reinhardt(2)	390,000	9,575	138,000	537,575
Kristen Williams	360,000	23,743	520,367	904,110
Roy Winston	307,500	13,403	277,254	598,157

(1)
Amounts based on the fair market value of our common stock of $45.30 per share, which was the closing price of our common stock on December 31, 2019, as reported on the Nasdaq Global Select Market.

(2)
Mr. Reinhardt's employment agreement provides that he shall only be entitled to the amounts set forth above for a termination without "cause" if such termination occurs after June 19, 2020.

PACIRA BIOSCIENCES, INC.   |  2020 PROXY STATEMENT   |  43

Involuntary Termination without Cause or Resignation for Good Reason in connection with a Change of Control

Name	Severance ($)	Health Benefits ($)	Acceleration of Equity Awards ($)(1)	Total ($)
David Stack	$2,498,700	$17,173	$4,588,432	$7,104,305
Charles A. Reinhart, III	607,600	8,704	675,908	1,292,212
Max Reinhardt	780,000	9,575	552,000	1,341,575
Kristen Williams	600,000	23,743	1,218,832	1,842,575
Roy Winston	553,500	13,403	883,611	1,450,514

(1)
Amounts based on the fair market value of our common stock of $45.30 per share, which was the closing price of our common stock on December 31, 2019, as reported on the Nasdaq Global Select Market.

CEO PAY RATIO

Pursuant to Section 953(b) of Dodd-Frank and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our principal executive officer's annual total compensation to the annual total compensation of our median employee. For 2019, the annual total compensation for our chief executive officer, David Stack, was $5,806,428. The annual total compensation for our median employee (identified as disclosed below) was $155,462, resulting in a pay ratio of approximately 37:1. The compensation of this employee decreased versus 2018, primarily due to the value of the equity portion of their compensation, which is discretionary in nature.

For 2019, we used the same median employee that was identified in 2017 because there has been no significant change in our employee population or compensation arrangements that we believe would significantly impact our pay ratio disclosure. We originally identified the median employee as of October 2, 2017 by (i) aggregating for each applicable employee (A) annual base salary for salaried employees (or hourly rate multiplied by estimated work schedule, for hourly employees), (B) the target bonus for 2018, (C) the estimated value of any equity awards granted during 2018 and, (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all of our employees, excluding Mr. Stack. As a result of this process, we identified an employee whose compensation was determined to be anomalous because the employee was hired in 2017 and was not employed by us for the entire 2017 fiscal year. Therefore, we exercised discretion permitted by SEC regulations to select an alternate median employee, whose compensation was viewed to be more representative of employees at or near the median. The selected employee was immediately above the median in rank order based on the selected consistently applied compensation measure described above.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC regulations based on our internal records and the methodology described above. The SEC regulations for identifying the median-compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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PROPOSAL NO. 3 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a "say on pay" proposal, gives stockholders the opportunity to approve or reject our executive pay program through the following resolution:

    "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers of Pacira BioSciences, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and related narrative discussion in the Company's 2019 proxy statement."

We currently conduct the say on pay advisory vote annually, with the next vote following this year's vote occurring at the 2021 annual meeting of stockholders. The say on pay vote is advisory and therefore will not be binding on the compensation committee, the board or the Company. However, the compensation committee and board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Please read the "Executive Compensation" section of this proxy statement before determining how to vote on this proposal. As discussed in more detail in that section, the primary objectives of our executive compensation program are to increase stockholder value by attracting and retaining talented executives, rewarding performance that meets or exceeds our established goals, and aligning the interests of our executives with those of our stockholders. Our compensation committee, which was advised by an independent compensation consultant, aims to reward our named executive officers for performance. Performance highlights for 2019 include:

  •
  EXPAREL net product sales were $407.9 million in 2019, a 23% increase over the $331.1 million in 2018.

  •
  iovera° net product sales were $7.9 million in 2019. We began recognizing sales of iovera° in April 2019 after completing our acquisition of MyoScience, a privately-held medical technology company.

  •
  Total revenues were $421.0 million in 2019, a 25% increase over the $337.3 million in 2018.

  •
  Total operating expenses were $410.5 million in 2019, compared to $321.4 million in 2018.

  •
  Our net loss was $11.0 million, or $0.27 per share (basic and diluted), in 2019, compared to a net loss of $0.5 million, or $0.01 per share (basic and diluted), in 2018.

  •
  We ended 2019 with cash, cash equivalents, short-term and long-term investments of $356.7 million. Cash provided by operations was $70.5 million in 2019, compared to $48.9 million in 2018.

  •
  In January 2019, we announced that our Phase 4 study of EXPAREL in patients undergoing Cesarean section (C-section) achieved its primary endpoint with a statistically significant reduction in total postsurgical opioid consumption while maintaining pain scores through 72 hours (p<0.05). The full study results will be submitted for publication in peer-reviewed medical literature.

  •
  In February 2019, we received United States Food and Drug Administration approval for our supplemental New Drug Application to extend the shelf life of EXPAREL from 12 months to 24 months.

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  •
  In February 2019, commercial production of EXPAREL began at a custom suite in Swindon, England, created under our partnership with Thermo Fisher Scientific Pharma Services (formerly Patheon UK Limited). This first suite mirrors our existing facility at the Pacira Science Center Campus in San Diego, California, and is expected to double our manufacturing capacity.

  •
  In April 2019, we completed our acquisition of MyoScience, a privately-held medical technology company, and added the iovera° system to our commercial offering.

  •
  In December 2019, we announced positive results from our Phase 3 PLAY study of EXPAREL administered as a single-dose infiltration in pediatric patients undergoing spinal or cardiac surgeries, which will provide the foundation for our sNDA submission in the first half of 2020 to the FDA seeking expansion of the EXPAREL label to include children aged six and over.

RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS VOTING "FOR" THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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RELATED PERSON TRANSACTIONS

The following is a description of transactions entered into, or in effect, after January 1, 2019 to which we have been a party, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, or affiliates or immediate family members of any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unrelated third parties.

Aratana Therapeutics, Inc.

In December 2012, we entered into an Exclusive License, Development and Commercialization Agreement and related Supply Agreement with Aratana Therapeutics, Inc., a wholly owned subsidiary of Elanco Animal Health, Inc. ("Aratana"). Laura Brege, one of our directors, was a director of Aratana through March 2019. We are eligible to receive up to an additional aggregate $40.0 million upon the achievement of certain commercial milestones.

Christie 55 Solutions, LLC

Prior to his appointment as a director, we paid Christie 55 Solutions, LLC ("Christie LLC"), an entity in which Governor Christopher Christie, one of our directors, has a 50% ownership interest, consulting fees of $320,000 in 2019. In addition, as additional consideration for consulting services provided in 2019, we also granted Christie LLC stock options to purchase 10,000 shares of our common stock, at an exercise price of $42.54 per share, which vest or vested on a monthly basis through the first anniversary of the grant. The unvested portion of the option representing the right to purchase 6,666 shares of common stock was forfeited in connection with Mr. Christie's appointment to the board. The consulting arrangement with Christie LLC was terminated effective as of Mr. Christie's appointment to the board.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our board has adopted a written related person transaction policy which sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were, or are to be, a participant, the amount involved exceeds $120,000, and a related person had, or will have, a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person.

Any related person transaction proposed to be entered into by us is required to be reported to our chief financial officer and be reviewed and approved by the audit committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction, whenever practicable. If our chief financial officer determines that advance approval of a related person transaction is not practicable under the circumstances, the audit committee will review and, in its discretion, may ratify the related person transaction at the next meeting of the audit committee, or at the next meeting following the date that the related person transaction comes to the attention of our chief financial officer. Our chief financial officer, however, may present a related person transaction arising in the time period between meetings of the audit committee to the chair of the audit committee, who will review and may approve the related person transaction, subject to ratification by the audit committee at the next meeting of the audit committee.

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In addition, any related person transaction previously approved by the audit committee or otherwise already existing that is ongoing in nature will be reviewed by the audit committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the audit committee, if any, and that all required disclosures regarding the related person transaction are made.

Transactions involving compensation of executive officers will be reviewed and approved by the compensation committee in the manner specified in the charter of the compensation committee.

A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by the audit committee in accordance with the standards set forth in our related person transaction policy after full disclosure of the related person's interests in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

  •
  the related person's interest in the related person transaction;

  •
  the approximate dollar value of the amount involved in the related person transaction;

  •
  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was undertaken in the ordinary course of business;

  •
  whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to stockholders in light of the circumstances of the particular transaction.

The audit committee reviews all relevant information available to it about the related person transaction. The audit committee may approve or ratify the related person transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The audit committee may, in its sole discretion, impose conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction. All transactions disclosed above were reviewed and approved by the audit committee in accordance with our related person transaction policy.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Certificate of Incorporation and our Bylaws provide that we indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, regarding the beneficial ownership of our common stock as of March 31, 2020 (except where otherwise noted), by:

  •
  each of our directors;
  •
  each of our named executive officers;
  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock; and
  •
  all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days of March 31, 2020. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

Percentage ownership calculations for beneficial ownership are based on 42,116,545 outstanding shares of our common stock at the close of business on March 31, 2020. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Pacira BioSciences, Inc., 5 Sylvan Way, Suite 300, Parsippany, New Jersey 07054.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2020 to be outstanding. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

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Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
BlackRock, Inc.(1)	7,004,499	16.6%
The Vanguard Group(2)	4,344,554	10.3%
Directors:
David Stack(3)	763,476	1.8%
Laura Brege(4)	46,009	*
Christopher Christie(5)	32,766	*
Mark Froimson(6)	13,193	*
Yvonne Greenstreet(7)	43,009	*
Paul Hastings(8)	35,129	*
Mark Kronenfeld(9)	47,659	*
John Longenecker(10)	46,745	*
Gary Pace(11)	190,937	*
Andreas Wicki(12)	950,362	2.3%
Named Executive Officers:
Charles A. Reinhart, III(13)	111,971	*
Max Reinhardt	—	*
Kristen Williams(14)	123,455	*
Roy Winston(15)	76,485	*
All directors and executive officers as a group 16 persons)(16)	2,606,184	6.2%

(1)
This information is derived exclusively from a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 10, 2020 reporting on beneficial ownership as of December 31, 2019. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(2)
This information is derived exclusively from a Schedule 13G/A filed by The Vanguard Group with the SEC on February 12, 2020 reporting on beneficial ownership as of December 31, 2019. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)
Includes (i) 18,596 shares of common stock held indirectly by Stack Schroon Mohawk FLP, (ii) 1,208 shares of common stock held indirectly by LCK Investment LLC, and (iii) 654,706 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2020. Mr. Stack is the general partner of Stack Schroon Mohawk FLP. Mr. Stack and his wife are the owners of LCK Investment LLC.

(4)
Includes 41,382 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2020.

(5)
Represents 32,766 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2020.

(6)
Includes 12,611 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2020.

(7)
Includes 37,382 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2020.

(8)
Includes 32,382 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2020.

(9)
Includes 37,382 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2020.

(10)
Includes 34,382 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2020.

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(11)
Includes 136,382 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2020.

(12)
Consists of 950,362 shares of common stock held by HBM Healthcare Investments (Cayman) Ltd. (formerly HBM BioVentures AG) ("HBM"). The board of directors of HBM has sole voting and investment power with respect to the shares held by such entity and acts by majority vote. The board of directors of HBM is comprised of Jean-Marc LeSieur, Richard H. Coles, Sophia Harris, Dr. Andreas Wicki, Mark Kronenfeld, M.D. and Richard Paul Woodhouse, none of whom has individual voting or investment power with respect to such shares.

(13)
Includes 108,159 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2020.

(14)
Represents 123,455 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2020.

(15)
Includes 63,035 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2020.

(16)
Includes 1,433,759 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2020.

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HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one Notice or set of proxy materials, copy of our documents, including the annual report to stockholders, and proxy statement, may have been sent to multiple stockholders in your household, unless you have provided contrary instructions. We will promptly deliver a separate copy of either document to you upon written or oral request to Pacira BioSciences, Inc., 5 Sylvan Way, Suite 300, Parsippany, New Jersey, 07054 Attention: Secretary, telephone: (973) 254-3560. If you want to receive separate copies of the Notice, proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your broker, bank, trustee or other nominee or custodian record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2021 proxy statement must submit the proposal so that it is received by us no later than December 25, 2020, unless the date of our 2021 annual meeting of stockholders is more than 30 days before or after June 8, 2021, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Pacira BioSciences, Inc., 5 Sylvan Way, Suite 300, Parsippany, New Jersey, 07054 Attention: Secretary.

For stockholder proposals submitted outside of the SEC proposal rules, our Bylaws require that advance written notice in proper form for matters to be brought before an annual stockholders meeting be received by our Secretary not less than 90 days or more than 120 days before the first anniversary date of the immediately preceding annual stockholders meeting. Accordingly, notice of stockholder proposals for the 2021 annual meeting of stockholders must be received by us between February 8, 2021 and March 10, 2021. If the date of our 2021 annual meeting of stockholders is advanced more than 20 days before, or delayed more than 60 days beyond June 8, 2021, proper notice of stockholder proposals must be received as provided for in our Bylaws.

OTHER MATTERS

Our board does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors,
/s/ Kristen Williams Kristen Williams Chief Administrative Officer and Secretary

April 24, 2020

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VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. PACIRA BIOSCIENCES, INC. 5 SYLVAN WAY, SUITE 300 PARSIPPANY, NJ 07054 During the Meeting - Go to www.virtualshareholdermeeting.com/PCRX2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01) Christopher Christie 02) Yvonne Greenstreet 03) Gary Pace 04) David Stack The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. 3. Approval, on an advisory basis, of the compensation of our named executive officers. For 0 0 Against 0 0 Abstain 0 0 NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000464341_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com PACIRA BIOSCIENCES, INC. 2020 Annual Meeting of Stockholders June 8, 2020 2:00 PM Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Kristen Williams and Charles A. Reinhart, III, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PACIRA BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the 2020 Annual Meeting of Stockholders to be held at 2:00 PM, Eastern Time, on June 8, 2020, via a live audio webcast at www.virtualshareholdermeeting.com/PCRX2020, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000464341_2 R1.0.1.18